Exhibit 10.1

LOAN, SECURITY AND GUARANTY AGREEMENT

Dated as of September 4 (the “Closing Date”)

by and among ROHO CAPITAL OPPORTUNITY FUND LLC, a Delaware limited liability company

312 Farmington Avenue

Farmington, CT 06032

as a Lender

MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company

355 North Wacker Drive, 35th Floor

Chicago, IL 60606

as Administrative Agent

HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation

312 Farmington Avenue

Farmington, CT 06032

as Collateral Agent and a Lender

and

NEOVOLTA, INC., a Nevada corporation

as Borrower

Loan A Commitment Amount: $5,000,000 Loan B Commitment Amount: $5,000,000	Loan A Commitment Termination Date: Closing Date Loan B Commitment Termination Date: Closing Date
Loan C Commitment Amount: $10,000,000	Loan C Commitment Termination Date: Closing Date

The Lenders, Administrative Agent, Collateral Agent, Borrower and each Guarantor from time to time party hereto hereby agree as follows:

AGREEMENT

1.     Definitions and Construction.

1.1  Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Account Control Agreement” means an agreement reasonably acceptable to Collateral Agent which perfects via control Collateral Agent’s security interest in Borrower’s deposit accounts and/or securities accounts on behalf of itself and the Lenders.

“Administrative Agent” means Monroe Capital Management Advisors, LLC, in its capacity as administrative agent for the Lenders under this Agreement and any successor thereto in that capacity. The Administrative Agent’s duties and responsibilities under this Agreement and the other Loan Documents shall be limited to (a) receiving and distributing payments among the Lenders, (b) maintaining the Loan Account and records of the Loans, (c) receiving borrowing notices and Funding Certificates, (d) disbursing Loan proceeds to the Borrower, (e) generating invoices for the Amortization Amounts pursuant to Section 2.2(a) and providing such invoices to the Borrower, and (f) such other administrative duties as are expressly delegated to it under this Agreement. For the avoidance of doubt, the Administrative Agent shall have no duties or responsibilities with respect to the Collateral, including the creation, perfection, priority, maintenance, valuation, protection or disposition thereof, all of which duties and responsibilities are vested solely in the Collateral Agent.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this certain Loan, Security and Guaranty Agreement by and among Borrower, Administrative Agent, Collateral Agent, Lenders and each other party hereto dated as of the date on the cover page hereto (as it may from time to time be amended, restated, supplemented or otherwise modified in a writing signed by Borrower, Administrative Agent, Collateral Agent, Lender and each Guarantor).

“Amortization Amounts” has the meaning given such term in Section 2.2(a) of the Agreement.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“ATM Agreement” means that certain “at the market” offering agreement, dated March 27, 2026 by and among the Borrower and Needham & Company, LLC (“Needham”) (or any successor or replacement financial institution acceptable to the Lenders) as the sales agent, or any other reasonably acceptable “at the market” offering agreement with ROTH Capital Partners or any other financial institution acceptable to the Lenders (Needham, Roth Capital Partners or any such other such financial institution being referred to as the “ATM Agent”) that, in each case, provides for the sale of shares of the Specified Capital Stock in an “at the market” offering (within the meaning of Rule 415 under the Securities Act) pursuant to an ATM Registration Statement (an “ATM Offering”).

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“ATM Offering” has the meaning given to such term in the definition of “ATM Agreement”.

“ATM Prospectus” means the prospectus and/or prospectus supplement deemed part of the ATM Registration Statement that relates to an ATM Offering. As of the Closing Date, references to the ATM Prospectus shall mean the prospectus, dated June 28, 2024 (the “Base Prospectus”), included in the ATM Registration Statement, as supplemented by the prospectus supplement, dated March 27, 2026 (the “Prospectus Supplement”), including all documents incorporated by reference in the Base Prospectus and/or the Prospectus Supplement.

“ATM Registration Statement” means a shelf registration statement on Form S-3 that has been declared effective by the SEC (or has otherwise become effective) and includes a prospectus and/or prospectus supplement that provides for the offer and sale of Specified Capital Stock in an ATM Offering, as the same may be amended or supplemented from time to time, including the exhibits thereto, the documents incorporated by reference in such registration statement and all other information deemed to be a part of, or incorporated by reference in, such registration statement. As of the Closing Date, references to the ATM Registration Statement shall mean the Registration Statement on Form S-3 (File No. 333-280400) filed by the Borrower with the SEC and declared effective as of June 28, 2024, including the ATM Prospectus, the exhibits to such registration statement, the documents incorporated by reference in such registration statement and all other information deemed to be a part of, or incorporated by reference in, such registration statement.

“Borrower” means each Borrower as set forth on the cover page of this Agreement, as well as any other entity that may, from time to time, be added as a Borrower to this Agreement. If more than one Person is named herein as the Borrower, all obligations, representations and covenants herein and in other Loan Documents to which the Borrower is a party, shall be joint and several unless otherwise explicitly stated herein.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in New York or Nevada.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act) (but excluding (i) the Borrower or any of its Subsidiaries, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any of its Subsidiaries, (iii) any underwriter temporarily holding Equity Securities pursuant to an offering of such Equity Securities, and (iv) any person or group whose acquisition of beneficial ownership of voting Equity Securities of the Borrower is a result solely of a stock repurchase program or similar buyback program of the Borrower) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of Equity Securities representing 50.1% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Borrower.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Closing Date” has the meaning given such term on the first page of this Agreement.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” has the meaning given such term in Section 4.1 of this Agreement.

“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lender in accordance with the terms hereof.

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“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, sequestration, reorganization, judicial management or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to eighteen percent (18%), but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Disclosure Schedule” means Exhibit A attached hereto.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given to such term in Section 8 of this Agreement.

“Excluded Accounts” means any deposit accounts, securities accounts or other similar accounts of an Obligor (a) into which there are deposited no funds other than those intended solely to cover wages and employee benefit payments for employees (and related contributions to be made on behalf of such employees to health and benefit plans), (b) constituting employee withholding accounts and containing only funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such employees, (c) constituting escrow accounts, deposit accounts and trust accounts maintained solely for the benefit of third parties as cash collateral for obligations owing to such third parties, (d) (i) which individually has not more than $200,000 on deposit at any time, and (ii) collectively with all other accounts under this clause (d), have an aggregate average monthly balance, for all such accounts, of less than $500,000, and (e) containing deposits consisting of cash collateral for the Borrower’s Existing Letters of Credit; provided, that, no account or accounts may be excluded under this clause (e) if the aggregate amount on deposit in such accounts exceeds 105% of the face amount of the Existing Letters of Credit.

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“Excluded Property” means, collectively, all of each Obligor’s right, title and interest in any Property consisting of (a) any interests in real property, other than fee ownership, (b) property and assets the pledge of which or the attachment or creation of a security interest in such Property is prohibited or restricted by applicable law (after giving effect to the applicable anti-assignment provisions of the Code or other applicable law), (c) any lease, license or agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the Code or other applicable law), the assignment of which is not expressly deemed ineffective under the Code or other applicable law notwithstanding such prohibition (only so long as such consent has not been obtained and such prohibition exists and provided that such prohibition is not adopted in contemplation of circumventing the obligation to provide Collateral hereunder), (d) motor vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by the filing of UCC financing statements), (e) letter of credit rights (other than those constituting supporting obligations of other Collateral) of Obligor below a threshold of $500,000 in the aggregate, (f) commercial tort claims with a claim value of less than, in the aggregate, $500,000, (g) equipment or other assets owned by Borrower on the date hereof or hereafter acquired that is subject to a Lien securing purchase money Indebtedness or finance lease obligations permitted to be incurred pursuant to the provisions of this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness or capital lease obligations) validly prohibits the creation of any other Lien on such equipment or such other asset, (h) Excluded Accounts, (i) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the Code), (j) any Equity Securities in a Person that is not a wholly-owned Subsidiary to the extent that the grant of a security interest thereon would breach any agreement or governing document with respect thereto (only for so long as such prohibition exists and provided that such prohibition was not adopted in contemplation of circumventing the obligation to provide Collateral hereunder), (k) more than sixty-five percent (65%) of the presently existing and hereafter arising issued, outstanding shares of capital stock owned by an Obligor of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, or (l) any “intent-to-use” applications for trademarks, for which a statement of use has not been filed with and duly accepted by the United States Patent and Trademark Office (to the extent that, and solely during the period in which, the grant of a security interest would impair the validity or enforceability of such intent-to-use United States trademark application under federal Law).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.4(c)(v) or Section 2.4(c)(vii); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means (i) Irrevocable Standby Letter of Credit Number NUSCGS062337 issued by JPMorgan Chase Bank, NA for the benefit of Walnut Fork Logistics Center LLC in the face amount of $868,000, (ii) Standby Letter of Credit Number NUSCGS061880 issued by JPMorgan Chase Bank, NA for the benefit of Block USA Inc. in the face amount of $715,712.40, (iii) Documentary Letter of Credit Number NUSCGI 034738 issued by JPMorgan Chase Bank, NA for the benefit of BST Power (Shenzen) Limited in the face amount of $1,615.87.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code..

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“FEOC Laws” means (a) the Infrastructure Investment and Jobs Act, Pub. L. 117-58 (2021), (b) Sections 30D, 45X, 48D, 48E and 7701(a)(51) and (52) of the Internal Revenue Code (and any successor provisions), (c) the One Big Beautiful Bill Act, H.R. 1, Pub. L. 119-21 (2025) (the “OBBBA”), (d) the regulations at 10 CFR Part 490, 10 CFR Part 962, 26 CFR 1.30D-6, 26 CFR 1.45X-0, 26 CFR 1.48D-0, 26 CFR 1.48E-0, including the Treasury regulations and IRS guidance issued under the OBBBA with respect to Sections 45X and 48E of the Internal Revenue Code, and any successor or related regulations, (e) the CHIPS Act of 2022, Pub. L. 117-167, Division A (2022), (f) the Inflation Reduction Act of 2022, Pub. L. 117-169 (2022), (g) 42 U.S.C. § 18741, and (h) any other federal, state or local laws or regulations relating to Foreign Entities of Concern or Prohibited Foreign Entities, as each of the foregoing may be amended, supplemented or replaced from time to time.

“Foreign Entity of Concern” or “FEOC” means a “foreign entity of concern” as defined in 42 U.S.C. § 18741(a)(5) (or any successor provision), 15 C.F.R. § 231.112 (or any successor regulation), or any other applicable FEOC Laws, including any Person that is (a) designated as a foreign terrorist organization pursuant to 8 U.S.C. § 1189, (b) included on the entity list at 15 C.F.R. Part 744, Supplement No. 4, (c) included on the Bureau of Industry and Security Unverified List at 15 C.F.R. Part 744, Supplement No. 6, (d) owned by, controlled by, or subject to the jurisdiction or direction of a government of a country that is a “covered nation” (as defined in 42 U.S.C. § 18741(a)(5)(C)), or (e) a Person in which 25% or more of the outstanding voting interests are directly or indirectly owned, held, or controlled by any Person or combination of Persons described in clause (d) above or by a citizen or resident of any such covered nation.

“Foreign Subsidiary” means any direct or indirect subsidiary of an Obligor that is not incorporated or organized under the laws of a state within the United States of America or the District of Columbia.

“Foreign-Controlled Entity” means a foreign-controlled entity as defined under Section 7701(a)(51)(C) of the Internal Revenue Code and any guidance issued thereunder.

“Foreign-Influenced Entity” means a foreign-influenced entity as defined under Section 7701(a)(51)(D) of the Internal Revenue Code and any guidance issued thereunder.

“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower substantially in the form of Exhibit B or such other form as Administrative Agent may agree to accept.

“Funding Date” means any date on which a Loan is made to or on account of Borrower under this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Guarantor” means each Subsidiary of the Borrower that shall have executed this Agreement or any amendment or joinder thereto.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

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“Horizon” means Horizon Technology Finance Corporation, a Delaware corporation.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade payables aged less than one hundred eighty (180) days), and (ii) accruals for payroll and other liabilities incurred in the ordinary course of business) (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others in respect of the foregoing guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent or Collateral Agent, as applicable, in any way relating to or arising out of this Agreement, any other Loan Document or the transactions contemplated hereby or thereby or any action taken or omitted by Administrative Agent or Collateral Agent under or in connection with any of the foregoing; provided that Indemnified Liabilities shall not include any portion thereof resulting from (x) the applicable Person’s own gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnified Person as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (z) any dispute solely among Indemnified Persons other than any claims against an Indemnified Person in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, or a similar role hereunder.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document; and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

“Internal Revenue Code” has the meaning given such term in Section 5.20 of this Agreement.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“Landlord Agreement” means a landlord’s waiver or other collateral access agreement, in each case in form and substance reasonably satisfactory to the Collateral Agent.

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“Lender” or “Lenders” means, individually and/or collectively, as the context requires, each Lender as set forth on the cover page of this Agreement, as well as any other entity that may, from time to time, be added as a Lender to this Agreement in accordance with the terms hereof.

“Lenders’ Expenses” means all reasonable costs or expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Lenders, Administrative Agent or Collateral Agent, in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s, Administrative Agent’s and Collateral Agent’s reasonable and documented attorneys’ fees, costs and expenses (but limited to one counsel to the Lenders, Administrative Agent and Collateral Agent taken as a whole and, if reasonably necessary, a single local counsel for the Lenders, Administrative Agent and Collateral Agent taken as a whole in each relevant jurisdiction that is material to the interest of the Lenders (which may be a single local counsel acting in multiple material jurisdictions)) incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder (including the exercise of any Warrants) or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by Lender, Administrative Agent or Collateral Agent in connection with the enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Obligor, any Subsidiary or their respective Property.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means, collectively, Loan A, Loan B and Loan C, and each other advance of credit by Lenders to Borrower under this Agreement.

“Loan A” means the advance of credit by Horizon to Borrower under this Agreement in the Loan A Commitment Amount.

“Loan A Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan A Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan Account” means an account maintained under this Agreement by Administrative Agent on its books of account, and with respect to Borrower, in which Borrower will be charged with all Loans made to, and all other Obligations incurred by, Borrower.

“Loan B” means the advance of credit by Horizon to Borrower under this Agreement in the Loan B Commitment Amount.

“Loan B Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan B Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan C” means the advance of credit by ROHO to Borrower under this Agreement in the Loan C Commitment Amount.

“Loan C Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan C Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan Commitment Amount” means the aggregate of the Loan A Commitment Amount plus the Loan B Commitment Amount plus the Loan C Commitment Amount.

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“Loan Commitment Termination Date” means the Closing Date.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents, instruments, and agreements related to or executed in connection with this Agreement, any subordination agreement, any note, or notes or guaranties in each case executed by any Borrower or Guarantor, the Warrants, the Registration Rights Agreement and any other present or future agreement by Borrower or any Guarantor with or for the benefit of Administrative Agent, Collateral Agent or Lender in connection with this Agreement, each as amended, restated, or otherwise modified from time to time.

“Loan Rate” means 10.00% per annum.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, operations, Properties, assets, or liabilities of the Obligors taken as a whole, (b) the ability of the Obligors, taken as a whole, to perform their material Obligations or the transactions contemplated under the Loan Documents or (c) the Collateral or Collateral Agent’s or Lender’s security interest in the Collateral.

“Material Assistance Cost Ratio” means “material assistance cost ratio” as defined under Sections 45X(d)(6) and 48E(b)(6) of the Internal Revenue Code, and any guidance issued thereunder, relating to the permitted percentage of costs attributable to components, subcomponents or materials produced or supplied by a Prohibited Foreign Entity.

“Material Contract” means, with respect to any Person, all contracts or agreements as to which the breach, nonperformance, cancellation, or failure to renew by any party could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means, the earlier of (a) the Scheduled Maturity Date, (b) the date of acceleration of the Loan following an Event of Default, or (c) the due date of a payment of the any Amortization Amount, which, after giving effect to such payment of the applicable Amortization Amount, shall result in no outstanding principal and accrued and unpaid interest remaining in respect of the Loan or (d) the date of prepayment in full of the Obligations hereunder, whichever is applicable.

“Minimum Cushion Requirement” means that the sum of (1) the principal amount of Specified Capital Stock issuable under the ATM Agreement plus (2) the sum of (x) the aggregate amount of unrestricted cash and cash equivalent proceeds held by the Obligors in deposit accounts subject to an Account Control Agreement in favor of the Collateral Agent (including any such unrestricted cash and cash equivalent proceeds to be received substantially concurrently upon the issuance of Specified Capital Stock under the ATM Agreement) minus (y) $5,000,000, is at all times at least $5,000,000 greater than the aggregate outstanding principal amount of Loans.

“MNPI” means any “material non-public information” (within the meaning of applicable U.S. securities laws, including Section 10(b) of, and Rule 10b5-1 promulgated under, the 1934 Act) in respect of, or relating to, the Borrower or any of its Affiliates or securities or any other company with any publicly listed or traded securities.

“Note” means each promissory note executed in connection with the Loan in substantially the form of Exhibit C attached hereto.

“Original Issue Discount” or “OID” means an amount equal to 5.0% of the Loan Commitment Amount, which shall be deemed earned by Lender on the Closing Date and shall be deducted from the proceeds of each Loan disbursed to Borrower on the Funding Date.

“Obligations” means all debt, principal, interest, the OID, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by any Obligor to Administrative Agent, Collateral Agent or Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement between Administrative Agent, Collateral Agent or Lender, on the one hand and any Obligor on the other hand (other than the Warrants), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lenders’ Expenses.

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“Obligor” means each of the Borrower and any Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer substantially in the form of Exhibit E or such other form as Lender may agree to accept.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or grant of a participation, designation of a new office for receiving payments by or on account of Borrower or other transfer.

“Participant Register” has the meaning given such term in Section 12.1(c) of this Agreement.

“Participant” has the meaning given such term in Section 12.1(c) of this Agreement.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Permitted Indebtedness” means and includes:

(a)   Indebtedness of Obligors to Lender under the Loan Documents;

(b)   Indebtedness of Obligors secured by Liens permitted under clause (e) of the definition of “Permitted Liens”, up to an aggregate principal amount of $5,000,000 at any one time;

(c)   Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(d)   Indebtedness of Obligors existing on the date hereof and set forth on the Disclosure Schedule;

(e)   intercompany Indebtedness owed by any Subsidiary to Borrower or any Obligor, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment and such Indebtedness shall be evidenced by one or more promissory notes pledged to the Collateral Agent as Collateral to the extent required pursuant to the Loan Documents;

(f)    unsecured workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations;

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(g)   Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(h)   guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees, landlord, sublessees and licensees of the Obligors and their Subsidiaries and to the extent constituting Indebtedness, take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business;

(i)    unsecured Indebtedness representing any taxes to the extent such taxes are being contested by an Obligor or any of its Subsidiaries in good faith by appropriate proceedings and adequate reserves are being maintained by the applicable Person in accordance with GAAP;

(j)    guarantees by any Obligor of Indebtedness of any other Obligor to the extent such guaranteed Indebtedness is otherwise permitted hereunder;

(k)   Indebtedness consisting of a subordinated vendor financing facility up to 120 days (including asset-based line of credit, accounts receivable factoring or similar working capital facilities) in an outstanding principal amount of all Indebtedness incurred pursuant to this clause (k) not to exceed $20,000,000 at any time;

(l)    other Indebtedness of Obligors up to an aggregate principal amount of $250,000 at any one time;

(m) Indebtedness consisting of the Existing Letters of Credit;

(n)   unsecured Indebtedness incurred on corporate credit cards in an aggregate amount not to exceed $250,000 at any one time;

(o)   Indebtedness in respect of trade payables incurred and paid in the ordinary course of business on normal trade credit terms;

(p)   Indebtedness consisting of judgments or orders for the payment of money not constituting an Event of Default; and

(q)   extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower or any Obligor, as determined by Borrower in good faith.

“Permitted Investments” means and includes any of the following Investments:

(a)   Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b)   Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

(c)   Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

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(d)   Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(e)   Investments by any Obligor in any other Obligor;

(f)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g)   Investments consisting of accounts receivable, trade credit, notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (g) shall not apply to Investments of Borrower in any Subsidiary;

(h)   Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(i)    Investments of the Obligors existing on the date hereof and set forth on the Disclosure Schedule and any modification, renewal or extension thereof, provided that the principal amount of any such Investment is not increased;

(j)    Investments consisting of Permitted Indebtedness, Permitted Liens and Transfers permitted under the Loan Documents;

(k)   to the extent constituting Investments, customary security deposits of cash made in the ordinary course of business to secure performance of operating leases;

(l)    Investments in the form of a cash deposit or prepayment of expenses to vendors, suppliers, and trade creditors so long as such vendors, suppliers and trade creditors are not Affiliates of an Obligor and such deposits are made and such expenses are incurred in the ordinary course of business;

(m) Investments consisting of lease, utility and other similar deposits made in the ordinary course of business;

(n)   promissory notes received in connection with Transfers permitted under Section 7.4;

(o)   other Investments aggregating not in excess of $500,000 at any time (valued at cost at the time of each Investment less payments of cash received in repayment of the principal or equity thereof).

“Permitted Liens” means and includes:

(a)   the Liens created by this Agreement;

(b)   Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that Borrower or the applicable Obligor has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower or such Obligor);

(c)   Liens in existence as of the Closing Date and identified on the Disclosure Schedule;

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(d)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that Borrower or the applicable Obligor has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower or the applicable Obligor);

(e)   Liens upon any equipment or other personal property acquired by any Obligor after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities;

(f)    security deposits in connection with real property leases of the Obligors and their Subsidiaries;

(g)   Liens on insurance proceeds securing the payment of financed insurance premiums of the Obligors and their Subsidiaries that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets of the Obligors and their Subsidiaries);

(h)   Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(i)    statutory and common law rights of set-off and other similar rights as to deposits of cash and securities of the Obligors and their Subsidiaries in favor of banks, other depository institutions and brokerage firms;

(j)    Liens of sellers of goods to such Person arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold or securing only the unpaid purchase price of such goods and related expenses to the extent such Indebtedness is permitted hereunder;

(k)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)    Liens securing obligations not to exceed $500,000 in the aggregate at any time outstanding;

(m) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business;

(n)   Liens on cash collateral security obligations incurred pursuant to clause (m) of Permitted Indebtedness so long as the amount secured by such Lien does not exceed 105% of the face amount of the Existing Letters of Credit;

(o)   Liens securing obligations incurred pursuant to clause (k) of Permitted Indebtedness; provided that such Liens attach to only the assets financed thereby;

(p)   Liens resulting from the filing of precautionary UCC-1 financing statements (or equivalent) with respect to operating leases;

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(q)   Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Obligor or any of their Subsidiaries in the ordinary course of business.

“Permitted Tax Distributions” means dividends or distributions made by Borrower or any Subsidiary in amounts required for the direct or indirect holders of its Equity Securities to pay U.S. federal, state and local income taxes imposed on such holders by virtue of such holder being (i) a direct or indirect holder of Equity Securities in Borrower or in any Subsidiary that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes (provided that the amount of any such required distribution shall be computed using the highest combined marginal U.S. federal, state and local income tax rate applicable to any such holder, and provided further that this clause (i) applies to the extent such direct or indirect holder of Equity Securities in Borrower or in any Subsidiary is not the common parent or member of the tax group described in clause (ii)), or (ii) the common parent of a consolidated, combined or unitary tax group of which Borrower and its relevant Subsidiaries are members, provided that such dividends or distributions under this clause (ii) for each applicable tax period shall not exceed the tax liability of such group for such tax period attributable to the income of Borrower and its relevant Subsidiaries, computed as if Borrower and such Subsidiaries filed on a stand-alone basis.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Principal Market” means (i) the Nasdaq Capital Market (or any successor thereto) or (ii) to the extent such exchange becomes the principal United States national securities exchange on which the Specified Capital Stock is then listed for trading following the Closing Date, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or, in each case, any successor thereto).

“Prohibited Foreign Entity” means a prohibited foreign entity as defined under Section 7701(a)(51)(A) of the Internal Revenue Code and any guidance issued thereunder, including any “Specified Foreign Entity” or “SFE” under Section 7701(a)(51)(B) and any Foreign-Influenced Entity, in each case together with any guidance issued thereunder.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Pro Rata Share” means, with respect to each Lender at any time, the percentage obtained by dividing (a) such Lender’s share of the Loan Commitment Amount at such time by (b) the aggregate Loan Commitment Amounts of all Lenders at such time; provided that if the Loan Commitment Amounts have been terminated, Pro Rata Share shall be determined based upon each Lender’s share of the aggregate outstanding principal amount of the Loans at such time.

“Recipient” means (a) Administrative Agent or (b) any Lender, as applicable.

“Register” has the meaning given such term in Section 12.1(b) of this Agreement.

“Registration Rights Agreement” means the registration rights agreement in the form of Exhibit F (as may be amended, restated or otherwise modified in accordance with its terms after the Closing Date).

“Responsible Officer” is Borrower’s president, treasurer or chief financial officer.

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“Restricted Entity” means any Person who (a) is on the Specially Designated Nationals and Blocked Persons List, (b) is on the Non-SDN Menu-Based Sanctions List, (c) is on the Sectoral Sanctions Identifications List, (d) is on the List of Foreign Financial Institutions Subject to Correspondent Account or Payable-Through Account Sanctions, (e) is on the United Kingdom Office of Financial Sanctions Implementation HM Treasury Consolidated List of Financial Sanctions Targets, (f) is designated under European Union sanctions measures, (g) was formed pursuant to the laws of, or is domiciled in the Russian Federation, or (h) is a ministry, agency, state-owned entity, or sovereign fund of the Russian Federation.

“Restricted License” means any license or other agreement with respect to which Borrower is the licensee and such license or agreement is material to Borrower’s business and (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property or (b) for which a default under or termination of could interfere with Collateral Agent’s or Lenders’ right to sell a material portion of the Collateral.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“ROHO” means ROHO Capital Opportunity Fund LLC.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Maturity Date” means March 3, 2028.

“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Report” means each report and filing required to be made by the SEC or any other Governmental Authority, including, without limitation, quarterly reports, annual reports and current reports, and shall include all information, financial statements and reports and other information required to be included in such SEC Report by applicable laws and regulations.

“Securities” means the Notes, the guarantees of the Obligations by the Guarantors, the Warrants and the Warrant Shares, all of which the parties hereto acknowledge and agree constitute securities for purposes of applicable securities laws.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Specified Capital Stock” means the common stock of Borrower, $0.001 par value, or such other class or series of the Borrower’s capital stock into which the common stock of Borrower is reclassified, exchanged or otherwise changed following the Closing Date.

“Specified Capital Stock Monthly Trading Value” means the total “Value Traded” for the prior 30 calendar days of the Specified Capital Stock, calculated as of 28th day of each calendar month as per the applicable Bloomberg AQR screen (or any successor thereto).

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“Subsidiary” means with respect to any Person, (a) any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by such Person directly or indirectly through Subsidiaries and (b) any other Person that is controlled or managed by such Person; provided that, unless otherwise specified herein, references to “Subsidiaries” or “Subsidiary” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Third Party Equipment” has the meaning given such term in Section 4.9 of this Agreement.

“Trading Day” means a day on which there is trading on the Principal Market.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

“Variable Rate Transaction” means a transaction in which the Borrower (a) issues or sells any debt or Equity Securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Equity Securities either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Equity Securities at any time after the initial issuance of such debt or Equity Securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Borrower or the market for the Equity Securities (other than customary anti-dilution adjustment for stock splits, stock dividends, stock combinations or similar events) or (b) enters into any agreement whereby the Borrower may issue securities at a future determined price (other than an ATM Offering pursuant to an ATM Agreement).

“Withholding Agent” means any Borrower and Administrative Agent.

“Warrants” means the Initial Warrants and the Additional Warrants, collectively.

“Warrant Shares” means the Initial Warrant Shares and the Additional Warrant Shares, collectively.

1.2  Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.

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2.     Loan; Repayment.

2.1  Commitments.

(a)   The Commitment Amounts. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Horizon shall lend to Borrower, on or prior to the Loan A Commitment Termination Date, Loan A, Horizon shall lend to Borrower, on or prior to the Loan B Commitment Termination Date, Loan B and ROHO shall lend to Borrower, on or prior to the Loan C Commitment Termination Date, Loan C. Each Loan shall be issued net of the applicable Original Issue Discount on a pro rata basis.

(b)   The Loans and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the relevant Lender.

(c)   Use of Proceeds. The proceeds of the Loans shall be used solely for working capital or general corporate purposes of Borrower and its Subsidiaries.

(d)   Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each respective Lender’s obligation to lend shall terminate on the earlier of (i) at Lender’s sole election, the occurrence of any Default or Event of Default hereunder, and (ii) with respect to each Loan, the Loan Commitment Termination Date.

(e)   Commitment Increase. Notwithstanding the foregoing, the Loan Commitment Amount may be increased upon the mutual agreement of Borrower and each Lender providing such increase (each such lender, a “Participating Lender”), in an amount of up to $10,000,000 in the aggregate; provided that (i) the Obligors are in compliance with the Minimum Cushion Requirement on a pro forma basis giving effect to any such increase, (ii) the Borrower shall have issued and delivered to each Participating Lender warrants (the “Additional Warrants”) to purchase up to an aggregate of 727,273 shares (the “Additional Warrant Shares”) of Specified Capital Stock at an exercise price of $3.30 (subject to adjustment to the same extent as if the Additional Warrants were issued on the date hereof), each in substantially the form attached hereto as Exhibit G and (iii) for the avoidance of doubt, no Lender’s Loan Commitment Amount shall be increased without the express written consent of such Lender. The Additional Warrants shall be allocated among the Participating Lenders based upon their respective Pro Rata Shares, unless otherwise agreed among the Participating Lenders.

2.2  Payments.

(a)   Scheduled Payments. Each Loan shall amortize in payments of principal on the outstanding principal amount of the Loan in an amount equal to (1) in respect of Loan A, the greater $312,500 and 1.875% of the Specified Capital Stock Monthly Trading Value, (2) in respect of Loan B, the greater of $312,500 and 1.875% of the Specified Capital Stock Monthly Trading Value and (3) in respect of Loan C, the greater of $625,000 and 3.75% of the Specified Capital Stock Monthly Trading Value (such amounts, the “Amortization Amounts”); provided that the Amortization Amounts on each Payment Date shall in no event exceed (x) in respect of Loan A, $500,000, (y) in respect of Loan B, $500,000 and (z) in respect of Loan C, $1,000,000. The Administrative Agent shall generate an invoice setting forth the Amortization Amount due for each Payment Date and shall provide such invoice to the Borrower no later than five (5) Business Days prior to the applicable Payment Date. Borrower shall pay the applicable Amortization Amounts on the fourth (4th) day of each calendar month (or if such date is not a Business Day, the next succeeding Business Day) (each such date, a “Payment Date”), commencing with December 4, 2026 and continuing through the Maturity Date (collectively, the “Scheduled Payments”). In any case, all Obligations shall be due and payable on the Maturity Date.

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(b)   Interim Payment. Unless the Funding Date for the Loan is the first day of a calendar month, Borrower shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

(c)   Interest. Interest on each Loan shall accrue at a per annum rate of interest equal to the Loan Rate. Interest on a Loan shall be charged commencing on the day that such Loan is made to or on behalf of Borrower, and shall continue to accrue to but excluding the date on which the Loan is repaid in full or satisfied in accordance with the Loan Documents. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest on each Loan shall be due and payable on October 4, 2026, November 4, 2026 and thereafter on each Payment Date and on the Maturity Date. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(d)   Application of Payments. Subject to any written agreement among Administrative Agent and the Lenders: All payments of principal and interest in respect of outstanding Loans, all payments of fees, and all other payments in respect of any other Obligations, will be allocated by Administrative Agent among the Lenders, as applicable, in proportion to their respective Pro Rata Shares or otherwise as provided in this Agreement. After the occurrence and during the continuance of an Event of Default, Administrative Agent shall apply all payments in respect of any Obligations received by Administrative Agent (including any proceeds of the Collateral remitted to Administrative Agent by the Collateral Agent), subject to the provisions of this Agreement, as follows: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to Administrative Agent, Collateral Agent and any Lender until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably, to pay interest then due and payable in respect of the Loans until paid in full; (iv) fourth, ratably to pay principal of the Loans until paid in full; (v) fifth, to the ratable payment of all other Obligations then due and payable until paid in full; and (vi) sixth, to the Borrower or as any applicable Governmental Authority may direct.

(e)   [Reserved].

(f)    Default Rate. Unless waived in writing by the Lenders, Borrower shall pay interest at a per annum rate equal to the Default Rate (in lieu of the Loan Rate) on any amounts required to be paid by Borrower to Collateral Agent or Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to the Loans, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due after giving effect to any applicable grace periods. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by Administrative Agent’s election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate (in lieu of the Loan Rate).

2.3  Optional Prepayment. Upon five (5) Business Days’ prior written notice to Administrative Agent, Borrower may, at its option, at any time, without premium or penalty, prepay all or any portion of the outstanding Loan by simultaneously paying to Administrative Agent an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans being prepaid; plus (ii) the outstanding principal balance of the Loans being prepaid; plus (iii) all other sums, if any, that shall have become due and payable hereunder in respect of the Loans being prepaid.

2.4  Other Payment Terms.

(a)   Place and Manner. Borrower shall make all payments of principal or interest on the Loans, and of all fees, to Administrative Agent in immediately available funds to Administrative Agent’s account not later than 1:00 p.m. (New York time) on the date due, and funds received after that time will be deemed to have been received by Administrative Agent on the following Business Day. Borrower shall make all payments to Administrative Agent and the Lenders in Dollars without set-off, counterclaim, recoupment, deduction, or other defense. Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of that Lender.

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(b)   Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)   Taxes.

(i)          For purposes of this Section 2.4(c), the term “applicable law” includes FATCA. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)          Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iii)          Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for any Indemnified Taxes attributable to such Lender (but only to the extent that no Obligor has already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), other than (i) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1(c) relating to the maintenance of a Participant Register and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section.

(iv)          As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.4(c), Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

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(v)          If a Recipient is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, Recipient shall deliver to Borrower, as reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, (1) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “U.S. Person”) shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax; (2) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable: (w) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (I) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (x) executed copies of IRS Form W-8ECI; (y) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (I) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (II) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (z) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; and (3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(vi)          If Recipient receives a refund in respect of Taxes paid by any Obligor pursuant to this Section 2.4(c), which in the sole discretion of Recipient exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by such Obligor in connection with such refunded taxes, to such Obligor, net of all out-of-pocket expenses (including any Taxes to which such Recipient has become subject as a result of its receipt of such refund) of such Recipient incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Obligor, upon the request of the applicable Recipient, shall repay to such Recipient amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (vi), in no event will any Recipient be required to pay any amount to any Obligor pursuant to this paragraph (vi) the payment of which would place such Recipient in a less favorable net after-tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Obligor or any other Person.

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(vii)          If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (vii), Section, “FATCA” is deemed to include any amendments made to FATCA after the date of this Agreement.

(viii)          Without duplication of other amounts payable by the Obligors under 2.4(c), the Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(ix)          Each party’s obligations under this Section shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.5  Procedure for Making the Loans.

(a)   Notice. The Borrower shall give written notice substantially in the form of Exhibit B to Administrative Agent and each Lender with an applicable commitment of the proposed borrowing not later than 10:00 a.m. (New York time) five (5) Business Days prior to the proposed date of the Loans. Each such notice will be effective upon receipt by Administrative Agent, will be irrevocable and must specify the Funding Date and amount of the Loans. On the Funding Date, each Lender with an applicable commitment shall provide the Administrative Agent with immediately available funds, to Administrative Agent’s account, covering that Lender’s principal amount of the Loan so long as the Lender has not received written notice that the conditions precedent set forth in Section 3 with respect to that Loan have not been satisfied.

(b)   [Reserved].

(c)   Disbursement. After Administrative Agent’s receipt of the proceeds of the applicable Loan from Lenders with applicable commitments, Administrative Agent shall make the proceeds of the Loan available to the Borrower on the applicable Funding Date by transferring to Borrower immediately available funds equal to the proceeds received by Administrative Agent, less the Original Issue Discount. Each Funding Date must be a Business Day.

2.6  Good Faith Deposit; Legal and Closing Expenses.

(a)   Good Faith Deposit. Borrower has delivered to Administrative Agent a good faith deposit in the amount of One Hundred Thousand Dollars ($100,000) (the “Good Faith Deposit”), which shall be applied toward Lender’s fees and expenses payable pursuant to Section 2.6(b). If the Funding Date does not occur, the Lenders shall retain the Good Faith Deposit as compensation for its time, expenses and opportunity cost, except to the extent that the Funding Date does not occur because the Lenders cannot offer financing arrangements consistent with the terms outlined in that certain Confidential Term Sheet for Secured Notes dated July 22, 2026, executed by the Borrower and ROHO.

(b)   Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement, Borrower shall pay to Administrative Agent all of Lenders’, Administrative Agent’s and Collateral Agent’s reasonable legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents, less the Good Faith Deposit; provided, that the Borrower’s reimbursement obligation under this Section 2.6(b) shall in no event exceed $125,000 (inclusive of the Good Faith Deposit).

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2.7  [Reserved.]

2.8  Recordkeeping. Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender and each repayment thereof. The aggregate unpaid principal amount so recorded will be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount will not, however, limit or otherwise affect the Obligations of Borrower under this Agreement or under any Note to repay the principal amount of the Loans under this Agreement, together with all interest accruing thereon.

3.     Conditions of The Loans.

3.1  Conditions Precedent to Closing. On the Closing Date, Administrative Agent shall have received, in form and substance reasonably satisfactory to Lenders, all of the following (unless each Lender shall have agreed to waive such condition or document):

(a)   Loan Agreement. This Agreement duly executed by Obligors, Administrative Agent, Collateral Agent, and each Lender.

(b)   Warrants. The Borrower shall have issued and delivered to the Lenders warrants (the “Initial Warrants”) to purchase an aggregate of 1,454,545 shares (the “Initial Warrant Shares”) of Specified Capital Stock at an exercise price of $3.30 (subject to adjustment as provided therein), each in substantially the form attached hereto as Exhibit G. The Warrants shall be allocated among the Lenders based upon their respective Pro Rata Shares.

(c)   Officer’s Certificate. A certificate of the secretary or assistant secretary (or such other applicable officer) of each Obligor, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of the Obligors certified by Obligors as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(d)   Good Standing Certificates. A good standing certificate from Obligors’ state of organization and the state in which each such Obligor’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(e)   Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.

(f)    Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents and the transactions contemplated hereby or thereby.

(g)   Legal Opinion. A legal opinion of Obligors’ counsel, dated as of the date hereof, covering the matters set forth in Exhibit D hereto.

(h)   Grants of Security Interests in Intellectual Property. Grants of security interests in any U.S. federally registered Intellectual Property, in the forms provided by Lender, and to the extent required by the Loan Documents.

(i)    Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.

(j)    Registration Rights Agreement. The Registration Rights Agreement duly executed by the Borrower and the Lenders.

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(k)   Regulations. To Borrower’s knowledge, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Loan Documents.

(l)    Material Adverse Effect. No event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(m) USA Patriot Act. Lender and Collateral Agent shall have received, at least three (3) Business Days prior to the Closing Date (to the extent requested at least ten (10) Business Days prior to the Closing Date) (i) all documentation and information about the Borrower and their Subsidiaries as has been reasonably requested by the Lender or Collateral Agent that such Lender or Collateral Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act and (ii) if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (as amended, the “Beneficial Ownership Regulation”), a certificate regarding the beneficial ownership required by the Beneficial Ownership Regulation in relation to the Borrower.

(n)   Public Market. Borrower’s common stock shall be listed on the Principal Market and shall not have been, as of the date of this Agreement, suspended or delisted from the Principal Market and Borrower shall, as of the date of this Agreement, be in good standing with, and in compliance with all applicable listing requirements of, the Principal Market.

(o)   Security Interest. All filings, documents and other actions deemed reasonably necessary or advisable by the Lender or Collateral Agent to perfect the first priority security interests (subject to Permitted Liens) created under the Loan Documents are in proper form for filing. Each Obligor authorizes Collateral Agent and Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral including, without limitation, the filing of financing statements describing the Collateral as “all assets of Debtor” or similar descriptions.

(p)   UCC Searches. Searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Obligor and in the jurisdiction of its chief executive office, copies of the financing statements on file in such jurisdictions.

(q)   Payoffs; Lien Terminations. Administrative Agent shall have received evidence reasonably satisfactory to it that all Indebtedness other than Permitted Indebtedness, shall be paid off in full and terminated, and all Liens against property of the Obligors (other than Permitted Liens) shall be irrevocably released and terminated, in each case as of the Closing Date.

(r)    Approvals. Obligors shall have obtained all relevant approvals for the transactions contemplated by the Loan Documents, in each case, to the Lenders’ reasonable satisfaction.

(s)   Due Diligence/Approval. Each Lender shall have (i) completed its business, legal, market and collateral due diligence, the results of which shall be reasonably satisfactory to such Lender; and (ii) obtained credit committee approval for the execution of the Loan Documents and the transactions contemplated thereby.

(t)    Other Documents. Such other documents and completion of such other matters, as Lender or Collateral Agent may reasonably deem necessary or appropriate.

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3.2  Conditions Precedent to Making the Loan. The obligation of Lenders to make the Loans is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a)   No Default. No Default or Event of Default shall have occurred that has not been waived by each Lender.

(b)   Note. Borrower shall have duly executed and delivered a Note in the amount of each Lender’s Loan to each applicable Lender.

(c)   UCC Financing Statements. Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and Lender pursuant to Section 4.

(d)   Funding Certificate. Borrower shall have duly executed and delivered to Administrative Agent a Funding Certificate for such Loan.

(e)   Representations and Warranties. The representations and warranties made by any Obligor in Section 5 and in the other Loan Documents shall be true and correct in all material respects as of such Funding Date (except to the extent such representations and warranties are subject to a Material Adverse Effect or otherwise qualified by materiality, in which case such representations and warranties shall be true and correct in all respects).

(f)    Material Adverse Effect. Since December 31, 2025 no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(g)   Principal Market Approval. The shares of Specified Capital Stock issuable upon exercise of, or otherwise pursuant to, the Warrants shall have been approved for listing on the Principal Market and the Borrower shall have delivered to the Lenders evidence reasonably satisfactory to the Lenders of such approval.

(h)   ATM Agreement. The ATM Agreement shall be in full force and effect and Borrower shall then have an active ATM Offering in effect.

(i)    Form S-3. Borrower shall have filed a resale registration statement on Form S-3 with the SEC together with a prospectus in respect of any ATM Agreement and a supplement to any existing prospectus, in any case, to the extent applicable, in respect of any ATM Agreement, which in any case, shall permit the sale of Specified Capital Stock pursuant to such ATM Agreement; provided, further, such Form S-3 shall have been approved by the SEC and be in full force and effect.

(j)    Other Documents. Obligors shall have provided Lender with such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

3.3  Covenant to Deliver. Each Obligor agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if such Loan is advanced. Each Obligor expressly agrees that the extension of any Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Obligors’ obligation to deliver such item, and any such extension in the absence of a required item shall be in each Lender’s sole discretion.

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3.4  Post-Closing Covenant. On or before the date set forth below (or such later date as shall be agreed to in writing by the Collateral Agent, in its sole discretion), each Obligor agrees to provide the Collateral Agent the following:

(a)   Landlord Agreements. On or before the date that is 60 days following the Closing Date, the applicable Obligor shall use commercially reasonable efforts to obtain a Landlord Agreement for each location where each Obligor’s books and records and Collateral is located (unless such Obligor is the fee owner thereof).

(b)   Account Control Agreements. On or before the date that is 10 Business Days following the Closing Date, each Obligor shall have provided to Collateral Agent Account Control Agreements for all of such Obligor’s deposit accounts and securities accounts duly executed by all of the parties thereto, other than with respect to Excluded Accounts.

4.     Creation of Security Interest.

4.1  Grant of Security Interests. Each Obligor grants to Collateral Agent, for the ratable benefit of the Lenders, a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by such Obligor of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of each Obligor in the following (in each case other than Excluded Property):

(a)   All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)   All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of an Obligor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Obligors’ books relating to any of the foregoing;

(c)   All contract rights and general intangibles (including Intellectual Property) now owned or hereafter acquired, including goodwill, limited liability company interests, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d)   All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Obligor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Obligor (subject, in each case, to the contractual rights of third parties to require funds received by Obligor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Obligor and Obligor’s books relating to any of the foregoing;

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(e)   All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Obligor’s books relating to the foregoing; and

(f)    To the extent not covered by clauses (a) through (e) above, all other personal property of each Obligor, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

Notwithstanding the foregoing, the Collateral shall not include any Excluded Property and no Obligor is pledging, nor granting a security interest hereunder or under any other Loan Document in, any Excluded Property; provided, however, that the Collateral shall include all accounts receivables, accounts, and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).

4.2  After-Acquired Property. If an Obligor shall at any time acquire a commercial tort claim (as defined in the Code) that is not Excluded Property, such Obligor shall immediately notify Collateral Agent in writing signed by Obligor of the brief details thereof and grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

4.3  Duration of Security Interest. Except as set forth herein, Collateral Agent’s security interest in the Collateral shall continue until the payment in full and the satisfaction and performance of all Obligations (other than unasserted contingent obligations), and termination of each Lender’s commitment to fund the Loan, whereupon at Borrower’s sole cost and expense, the Collateral Agent shall, upon the written direction of the Lenders (or automatically upon payment in full of all Obligations (other than unasserted contingent obligations)), release its Liens in the Collateral and all rights therein shall revert to the applicable Obligor. Collateral Agent shall, at Obligors’ sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code. Each of the Lenders irrevocably authorizes and directs the Collateral Agent (and, upon the request of the Borrower, the Collateral Agent hereby agrees), to release any Lien granted to or held by the Collateral Agent under any Loan Document (i) on any property constituting Collateral sold or to be sold or disposed of as part of or in connection with any sale or other Transfer permitted hereunder, including as a result of a written waiver or consent provided in accordance with the terms hereof and (ii) if approved, authorized or ratified in writing by the Lenders. In connection with any termination or release pursuant to this Section 4.3, the Collateral Agent shall promptly, upon the request by the Obligors, execute and deliver to any Obligor at such Obligor’s sole expense, all documents that such Obligor shall reasonably request and to perform other actions reasonably necessary to evidence such termination or release and deliver to the Obligors any portion of such Collateral so released that is in the physical possession of the Collateral Agent.

4.4  Location and Possession of Collateral. Except for (a) Collateral that is in transit, (b) Equipment used off-site by employees in the ordinary course of business and (c) Equipment out for temporary repair or maintenance, the Collateral is and shall remain in the possession of an Obligor at its locations listed in the Disclosure Schedule or such other locations which Borrower has identified in writing to Collateral Agent. Each Obligor shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Collateral Agent or Lender for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto (including making sales or other Transfers of Collateral permitted hereunder); provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

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4.5  Delivery of Additional Documentation Required. Each Obligor shall from time to time execute and deliver to Collateral Agent, at the request of Collateral Agent, all financing statements and other documents Collateral Agent may reasonably request, in form reasonably satisfactory to Collateral Agent, to perfect and continue Collateral Agent’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6  Right to Inspect. Collateral Agent and Lender (through any of its officers, employees, or agents) shall have the right upon reasonable prior notice, from time to time, during Obligors’ usual business hours, to inspect the books and records of Obligors and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Obligor’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Obligors shall permit, and cause each of its Subsidiaries to permit, Collateral Agent to discuss financial matters with Obligors’ independent auditors, and hereby authorizes all such independent auditors, to discuss those financial matters with Lender or Collateral Agent or any representative, agent, or advisor thereof; provided that a Responsible Officer of Borrower or any other Obligor is given the opportunity to be present to the extent practicable. Any inspection, discussion, test or appraisal conducted hereunder shall be conducted at the sole cost and expense of Obligors, except that, so long as no Event of Default exists, Obligors shall only be required to reimburse Collateral Agent and Lender for (a) one inspection or audit and (b) one appraisal, in each case in any calendar year (for the avoidance of doubt, any inspection, audit or appraisal initiated while an Event of Default exists shall not count against the foregoing annual limits). Notwithstanding anything to the contrary herein and subject to Section 6.14, no Obligor nor any of their respective Subsidiaries will be required to disclose, permit the inspection, examination or making of copies or abstracts of, or discussion of, any document, information or other matter constituting (i) non-financial trade secrets or non-financial proprietary information, (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) in respect of which disclosure is prohibited by applicable law or binding agreement with a Person that is not an Obligor or an Affiliate of an Obligor that is not entered into in contemplation of such disclosure.

4.7  Intellectual Property.

(a)   Each Obligor shall register or cause to be registered with the United States Copyright Office (i) any software that is material to the business of the Obligors developed or acquired by an Obligor in connection with any product developed or acquired for sale or licensing, (ii) any software that is material to the business of the Obligors developed or acquired by Obligor hereafter from time to time in connection with any product developed or acquired for sale or licensing, and (iii) any major revisions or upgrades to any software that has previously been registered by or on behalf of such Obligor with the United States Copyright Office.

(b)   Each Obligor shall promptly (but not later than simultaneously with the delivery of the Officer’s Certificate in connection with the fiscal quarter in which such federal registrations or filings occurred), notify Collateral Agent of any federal registrations or filings by Obligor of any patent or patent application, or trademark or trademark application, or copyright or copyright application and shall promptly execute and deliver to Collateral Agent any grants of security interests in same to the extent constituting Collateral, in form reasonably acceptable to Collateral Agent, to file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

4.8  Protection of Intellectual Property. Each Obligor shall:

(a)   protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business and promptly advise Collateral Agent in writing of material infringements;

(b)   not allow any Intellectual Property material to Obligor’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent;

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(c)   provide written notice to Collateral Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public); and

(d)   take such commercially reasonable steps as Collateral Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

4.9  Lien Subordination. Collateral Agent Notwithstanding the foregoing, the Obligations hereunder shall not be subordinate in right of payment to any other obligations to any third parties, including other lenders, equipment lenders or equipment lessors and Lenders’ rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such third parties. So long as no Event of Default has occurred and is continuing, Collateral Agent agree to execute and deliver such agreements and documents as may be reasonably requested by Obligors from time to time which set forth the lien subordination described in this Section 4.9 and are reasonably acceptable to Collateral Agent. Collateral Agent shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Collateral Agent or Lender which are less favorable to Collateral Agent or Lender than those described in this Section 4.9.

5.     Representations and Warranties of the Obligors. Except as set forth in the Disclosure Schedule, each Obligor represents and warrants to the Administrative Agent, the Collateral Agent and Lender, as follows:

5.1  Organization and Qualification. Each Obligor and its Subsidiaries is an entity duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, as applicable, and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such jurisdictions as to which any failure to so qualify would not have a Material Adverse Effect.

5.2  Authority. Each Obligor has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party, including the transactions contemplated in the Loan Documents. Each Obligor and its Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Each Obligor and its Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business.

5.3  Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which such Obligor is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of (a) any of the terms, conditions or provisions of the articles of incorporation, certificate of incorporation or formation, the by-laws, or any other organizational documents of such Obligor or (b) any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which such Obligor or any Subsidiary of such Obligor or any of their respective property or assets may be bound or affected, except where such conflict or breach would not reasonably be expected to have a Material Adverse Effect, or (c) any material agreement or instrument to which such Obligor is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

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5.4  Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loan, the execution and delivery of the other Loan Documents to which an Obligor is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of such Obligor. No approval of the stockholders of the Borrower is required, under applicable law, the certificate of incorporation or bylaws of the Borrower (in each case, as amended and in effect on the date hereof) or the rules and regulation of the Principal Market for the execution or delivery by any Obligor of, or performance by any Obligor of its obligations under, any Loan Document, including the issuance of the Warrants and the Warrant Shares, in each case other than those have already been obtained. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which Obligor is a party, (b) the performance of Obligor’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for (i) filings in connection with the perfection of the security interest in any of the Collateral, or (ii) the Warrants, in each case other than those that have already been obtained. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Obligor, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity. The issuance of the Specified Capital Stock in respect of any Warrants has been duly and validly authorized by the Obligors’ board of directors and no further consent or authorization is required by an Obligor, its board of directors, its shareholders or any other Person in connection therewith.

5.5  No Prior Encumbrances. Each Obligor has good and marketable title to all Collateral, free and clear of Liens except for Permitted Liens. Each Obligor has good title and ownership of, or is licensed under, all of Obligors’ current Intellectual Property. Each Obligor is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, resellers and/or distributors in the ordinary course of business, (b) over-the-counter software that is commercially available to the public and (c) material Intellectual Property licensed to Obligor and noted on the Disclosure Schedule. Each patent which it owns or purports to own and which is material to Obligor’s business is valid and enforceable, and no part of the Intellectual Property which Obligor owns or purports to own and which is material to Obligor’s business has been judged invalid or unenforceable, in whole or in part. No Obligor is a party to, nor is any Obligor bound by, any Restricted License. Each Obligor has not received any written communications alleging that such Obligor has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Each Obligor has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Obligors own all Intellectual Property that is material to the business of the Obligors and their Subsidiaries, free and clear of any Liens other than Permitted Liens.

5.6  Security Interest. The provisions of this Agreement create legal and valid security interests in the Collateral in favor of Collateral Agent for the benefit of the Lenders, and, assuming the proper filing of one or more financing statements identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Collateral Agent and the Lenders pursuant to this Agreement (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s Liens under this Agreement), and (b) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s Liens under this Agreement).

5.7  Name; Location of Chief Executive Office, Principal Place of Business and Collateral. No Obligor has done business under any name other than that specified on the signature page hereof. As of the Closing Date, each Obligor’s jurisdiction of incorporation or formation, as applicable, chief executive office, principal place of business, and the place where such Obligor maintains its records concerning the Collateral are located at the addresses set forth in the Disclosure Schedules.

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5.8  Litigation. Except as set forth on the Disclosure Schedules, there are no actions or proceedings pending by or against any Obligor or any of its Subsidiaries before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision would reasonably be expected to have a Material Adverse Effect. No Obligor has knowledge of any such pending or threatened (in writing) actions or proceedings.

5.9  Financial Statements. All financial statements relating to Borrower, any Subsidiary or any Affiliate that have been or may hereafter be delivered by Borrower to Collateral Agent or Lender (including any such financial statements filed with the SEC, which shall be deemed to have been so delivered for purposes of this Section 5.9) have been prepared in accordance with GAAP, except where otherwise noted therein, and present fairly in all material respects Borrower’s Consolidated financial condition as of the dates thereof and Borrower’s Consolidated results of operations for the periods presented, except as to interim financial statements, subject to year-end adjustments. Any such financial statements of the Borrower filed with the SEC, as of their respective dates, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC (including Regulation S-X) with respect thereto. The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Borrower’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Borrower’s most recently filed quarterly report on Form 10-Q, was independent of the Borrower pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance of the Public Company Accounting Oversight Board (United States), and such firm was otherwise qualified to render such opinion under applicable law and the rules and regulations of the SEC. Borrower and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) reasonable controls to safeguard assets are in place and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.10      No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2025.

5.11      Full Disclosure; SEC Reports. No representation, warranty or other statement made by any Obligor in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Collateral Agent or Lender, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements, in light of the circumstances under which they are made, not misleading. All projections and forecasts delivered to Collateral Agent, Administrative Agent and Lender by any Obligor represent the Obligors’ good faith estimate of future financial performance and are based on assumptions believed by the Obligors to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Collateral Agent, Administrative Agent and Lender that projections and forecasts as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections or forecasts may differ from the projected or forecasted results and such differences may be material. There is no fact known to any Obligor which materially adversely affects, or which would in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement. As of the Closing Date, each Obligor has filed all SEC Reports required to be filed by it with the SEC and none of such reports, schedules, forms, statements and other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Borrower has not received any written comments from the staff of the SEC that have not been resolved to the satisfaction of the staff of the SEC. Except for the transactions contemplated by this Agreement and the other Loan Documents, no event, liability, development or circumstance has occurred or existed, or is contemplated to occur, with respect to any Obligor, or any of their respective business, properties, prospects, operations or financial condition, (i) that would be required to be disclosed by the Borrower under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Borrower of Specified Capital Stock or other securities or (ii) that, under applicable securities laws, is required to have been, or be, publicly disclosed by the Borrower (on SEC Form 8-K otherwise) prior to, on or within four (4) Business Days after the date hereof, and, in either case, that shall not have been publicly disclosed by the Borrower at least one (1) Business Day prior to the date hereof. Other than information with respect to transactions contemplated by this Agreement and the other Loan Documents publicly disclosed by the Borrower in the Form 8-K, to the Borrower’s knowledge none of the Borrower nor any of its officers, directors (or equivalent persons), Affiliates, attorneys, agents or representatives or other Persons acting on their behalf has provided or made available to any shareholder or its Affiliates, attorneys, agents or representatives with any information that constitutes or would be deemed to constitute MNPI (as defined below).

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5.12      Solvency, Etc. As of the Closing Date, before and after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, the Obligors, taken as a whole, are Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

5.13      Subsidiaries. Borrower has Subsidiaries as set forth in the Disclosure Schedule.

5.14      Capitalization. All issued and outstanding Equity Securities of the Obligors are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect. The Borrower has duly reserved up 2,181,818 shares of Specified Capital Stock exclusively for issuance upon an exercise of the Warrants. As of the Closing Date, the authorized Equity Securities of the Borrower consists of 100,000,000 shares of Specified Capital Stock and 5,000,000 shares of preferred stock to be designated by the Borrower’s Board of Directors. No Equity Securities of the Borrower are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Borrower. There are no outstanding Equity Securities of Borrower containing anti-dilution or similar provisions that will be triggered by the Borrower’s execution of the Loan Documents or issuance of the Specified Capital Stock in respect of any Warrants. Except for the Borrower’s 2019 Stock Plan (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), no Obligor has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Warrant Shares have been duly authorized and, when issued upon exercise of, or otherwise pursuant to, the Warrants, will be duly and validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Specified Capital Stock, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person. The execution, delivery and performance by the Borrower of the Loan Documents, including the issuance of the Warrants, and the issuance, sale and delivery of the Warrant Shares will not: (A) obligate the Borrower to offer to issue, or issue, shares of Specified Capital Stock or other securities to any Person (other than the holders of the Warrants); or (B) result in a right of any holder of the Borrower’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Borrower.

5.15      Catastrophic Events; Labor Disputes. None of any Obligor, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Obligor or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of any Obligor, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

5.16      No Present Intention to Terminate. As of the Closing Date and to the knowledge of any Obligor, no officer of any Obligor, and no employee of any Obligor whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment with such Obligor.

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5.17      No Plan Assets. No Obligor nor any Subsidiary of an Obligor is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Obligor or any Subsidiary of any Obligor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Obligor nor any Subsidiary of an Obligor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Obligor or any Subsidiary of an Obligor are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

5.18      Sanctions, Etc. None of any Obligor, any of its Subsidiaries or, any director, officer, employee, agent or Affiliate of any Obligor or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (a) the subject or target of any Sanctions, (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions or (c) a Restricted Entity. To the best of each Obligor’s knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of any Obligor, any Subsidiary of any Obligor or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.

5.19      Regulatory Compliance; FEOC Compliance.

(a)   No Obligor is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. No Obligor nor any Subsidiary of an Obligor is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b)   Neither the Borrower nor any Obligor nor any Subsidiary of any Obligor is, or is controlled by, a Foreign Entity of Concern. No Foreign Entity of Concern owns, directly or indirectly, 25% or more of the outstanding Equity Securities of the Borrower or any Obligor or any Subsidiary of any Obligor, whether calculated based on voting power or economic interest. To the knowledge of the Borrower, no Specified Foreign Entity owns, directly or indirectly, 25% or more, and Specified Foreign Entities do not own in the aggregate 40% or more of the outstanding Equity Securities of any Obligor or any Subsidiary, whether calculated based on voting power or economic interest. No Obligor nor any Subsidiary is a Specified Foreign Entity, Foreign-Influenced Entity or Prohibited Foreign Entity under Sections 45X, 48E or 7701(a)(51).

(c)   The Borrower and each Obligor and each Subsidiary of each Obligor is, and at all times has been, in compliance with all applicable FEOC Laws. No Obligor nor any of its Subsidiaries (i) has received, is applying for, or expects to receive any benefits, tax credits, grants or incentives under any FEOC Laws in a manner that would require the Obligor or any Subsidiary to maintain compliance with specific Foreign Entity of Concern restrictions, or (ii) has entered into any agreement, license, contract, joint venture, partnership or other arrangement with a Foreign Entity of Concern that would reasonably be expected to cause any Obligor or any Subsidiary to be treated as a Foreign Entity of Concern under any FEOC Laws. To the knowledge of the Borrower, no Specified Foreign Entity holds debt of, or receives payments from, any Obligor or any Subsidiary in a manner that confers “effective control” under Section 7701(a)(51)(D), and no Specified Foreign Entity has “effective control” through any contract, license, joint venture or other arrangement with any Obligor or Subsidiary. No Obligor or any Subsidiary that claims or intends to claim a credit under Section 45X or 48E of the Internal Revenue Code receives “material assistance” from any Prohibited Foreign Entity in excess of the applicable Material Assistance Cost Ratio thresholds under Sections 45X(d)(6) or 48E(b)(6) of the Internal Revenue Code such that tax credits otherwise available under Sections 45X or 48E of the Internal Revenue Code would be disallowed, reduced or recaptured.

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(d)   Each Obligor has implemented policies, procedures and internal controls reasonably designed to ensure compliance with all applicable FEOC Laws, including procedures to (i) monitor the ownership structure of each Obligor and its Subsidiaries for Foreign Entity of Concern status, (ii) screen potential investors, joint venture partners, licensees and counterparties for Foreign Entity of Concern status, (iii) monitor applicable FEOC Laws for changes that could affect the Foreign Entity of Concern status of any Obligor or any of its Subsidiaries, (iv) monitor Specified Foreign Entity ownership of each Obligor and its Subsidiaries for Foreign-Influenced Entity purposes, (v) monitor debt holdings, payment arrangements, licenses, contracts and other arrangements with Specified Foreign Entities for “effective control” under Section 7701(a)(51)(D) of the Internal Revenue Code, and (vi) track, to the extent any Obligor claims or intends to claim a credit under Section 45X or 48E of the Internal Revenue Code, the Material Assistance Cost Ratio for eligible components, subcomponents, materials and projects to maintain compliance with Sections 45X and 48E of the Internal Revenue Code.

5.20      Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of each Obligor and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon each Obligor, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by such Obligor in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP. To the knowledge of each Obligor, no tax return of any Obligor or any Subsidiary is currently under an audit or examination, and no Obligor has received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. No Obligor is an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

5.21      Anti-Terrorism Laws. No Obligor will, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as lender, underwriter, advisor, investor or otherwise), or (iii) in any manner that would, directly or indirectly, finance any investments or activity of, or make any payments to, any Restricted Entity. Lender hereby notifies each Obligor that pursuant to the requirements of Anti-Terrorism Laws, and Lenders’ policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Obligor and its principals, which information includes the name and address of Obligor and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws.

5.22      Eligibility to Use Form S-3. As of the effective date of the ATM Registration Statement and the date of each ATM Prospectus, the Borrower will be eligible, and, the Borrower is currently eligible, to use Form S-3 for the primary offer and sale of Specified Capital Stock, including pursuant to the ATM Agreement. As of the date hereof, the Borrower is eligible to use Form S-3 to register the resale of Warrant Shares.

5.23      ATM Agreement and ATM Registration Statement.

(a)   The copy of the ATM Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K filed by the Borrower with the SEC on March 27, 2026 is true, correct and complete in all respects. The ATM Agreement has been duly authorized, executed and delivered by the Borrower and, to the Obligors’ knowledge, each other party thereto, and constitutes a valid, legal, and binding obligation of the Borrower and, to the Obligors’ knowledge, each other party thereto, enforceable against the Borrower and, to the Obligors’ knowledge, each other party thereto in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by Debtor Relief Laws. The Borrower had, as of the date of the ATM Agreement, and continues to have, full corporate power and authority to enter into the ATM Agreement and to authorize, issue and sell the full amount of Specified Capital Stock contemplated by the ATM Agreement. The Borrower is not in default under, or in breach of, the ATM Agreement. To the Obligors’ knowledge, none of the other parties to the ATM Agreement are in default under, or in breach of, the terms of the ATM Agreement. To the Obligors’ knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would result in a default under, or breach of, the ATM Agreement.

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(b)   The ATM Registration Statement is effective and available for the offer and sale of Specified Capital Stock in an aggregate principal amount of at least $30,000,000 as of the date hereof. The SEC has never issued any stop order or other order suspending the ATM Registration Statement or any other registration statement filed by the Borrower under the Securities Act or the 1934 Act. The offer and sale of Specified Capital Stock in the ATM Offering as contemplated by the ATM Agreement comply in all material respects with any requirements under applicable laws, rules and regulations. The Borrower was not, at the time of the filing of the ATM Registration Statement and is not, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

5.24      Securities Matters.

(a)   The Borrower is not, and has not been, a “shell company” (as defined in Rule 12b-2 under the 1934 Act) or an issuer of the type identified in Rule 144(i)(1)(i) under the Securities Act. The Borrower is eligible to register the Warrant Shares for resale by the holders thereof on a registration statement on Form S-3 under the Securities Act, and, as of the date of this representation is made, there are no facts, conditions or circumstances that would cause the Borrower not to be eligible to register the Warrant Shares for resale by the holders thereof on a registration statement on Form S-3 under the Securities Act on or after the date hereof.

(b)   Assuming the accuracy of the representations and warranties made by the Lenders in Section 17 of this Agreement, the offer, issuance and sale of the Securities are exempt from the registration and prospectus delivery requirements of the Securities Act (pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder or otherwise) and the rules and regulations promulgated thereunder and applicable state securities laws. Neither the Borrower, nor any other Obligor, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any capital stock or other securities, or solicited or will solicit any offers to buy any capital stock or other securities, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with any other offerings by the Borrower for purposes of any applicable stockholder approval provisions of the Principal Market or any other authority.

(c)   The Specified Capital Stock is registered pursuant to Section 12(b) of the 1934 Act, and neither the Borrower nor any other Obligor has taken, or will take, any action designed to terminate, or that is likely to have the effect of terminating, the registration of the Specified Capital Stock under the 1934 Act; nor has the Borrower or any other Obligor received any notification that the SEC is contemplating terminating such registration.

(d)   The Borrower has not, and, to the knowledge of the Borrower, none of its respective officers, directors or Affiliates or anyone acting on any such Person’s behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Specified Capital Stock of any other security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Borrower.

(e)   Neither the Borrower nor any other Obligor is in violation of any of the material rules, regulations or requirements of the Principal Market, and, to the knowledge of the Obligors, there are no facts or circumstances that would reasonably lead to delisting or suspension or termination of trading of the Specified Capital Stock on the Principal Market. Since July 27, 2002, (i) the Specified Capital Stock has been listed or designated for quotation, as applicable, on the Principal Market, (ii) trading in the Specified Capital Stock has not been suspended by the SEC or the Principal Market, and (iii) neither the Borrower nor any other Obligor has received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Specified Capital Stock on the Principal Market. The transactions contemplated by the Loan Documents, including the issuance of the Securities hereunder or thereunder, do not contravene, or require stockholder approval pursuant to, the rules and regulations of the Principal Market.

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(f)    The Specified Capital Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Specified Capital Stock. The transfer agent for the Specified Capital Stock is a participant in, and the Specified Capital Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Specified Capital Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Specified Capital Stock through DTC.

(g)   [Reserved].

(h)   Neither Borrower, nor any of its predecessors, any director, executive officer, other officer of Borrower participating in the offering of the Securities, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of Borrower’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with Borrower at the time this representation is made, any placement agent or dealer participating in the offering of the Securities and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Securities (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Covered Person and (ii) whether any Covered Person is subject to a Disqualification Event. Each Obligor has complied in all material respects, to the extent applicable, with its disclosure obligations under Rule 506(e). With respect to each Covered Person, the Borrower has established procedures reasonably designed to ensure that the Borrower receives notice from each such Covered Person of (A) any Disqualification Event relating to that Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Covered Person, in each case occurring up to and including the date this representation is made. Borrower is not aware of any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer, sale and issuance of the Securities.

(i)    Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale or issuance of the Securities.

6.     Affirmative Covenants. Each Obligor, until the full and complete satisfaction of the Obligations, covenants and agrees that:

6.1  Good Standing. Each Obligor shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation or formation, as applicable, and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Obligor shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2  Government Compliance. Each Obligor shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect, including, without limitation, filing each SEC Report on or prior to the date on which such filing is required to be made pursuant to applicable law (subject to applicable grace periods and extensions).

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6.3  Financial Statements, Reports, Certificates. Borrower shall deliver to Administrative Agent: (a) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower and its Subsidiaries prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender (it being agreed that MaloneBailey LLP is acceptable to Lender); (b) as soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each year, quarterly consolidated financial statements of Borrower and its Subsidiaries, including a balance sheet, income statement, and statement of cash flows as at the end of such fiscal quarter; (c) as soon as available, but in any event within thirty (30) days after the end of each of the first two (2) months of each fiscal quarter, monthly unaudited consolidated financial statements of Borrower and its Subsidiaries (which may be prepared on a non-GAAP basis and in the form customarily used by Borrower), including a balance sheet and a profit and loss statement as at the end of such month; and (d) such other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning the Obligors and their Subsidiaries, or their respective properties or business, as Lender may reasonably request from time to time; provided that, in the case of Borrower’s timely filing of Form 10-K together with its consolidated financial statements (with respect to clause (a)) after the end of each fiscal year of Borrower and Form 10-Q together with its consolidated financial statements (with respect to clause (b)) after the end of the first three fiscal quarters of Borrower, the requirements of the foregoing clauses (a) and (b) shall be deemed satisfied, as applicable. In addition, the Obligors shall deliver to Lender (A) concurrently with the distribution thereof to any holder of any class or series of its securities, copies of all statements, reports, notices, information, and documents sent or made available generally by Borrower to any class or series of its security holders, (B) promptly following receipt of notice thereof, a report of any material legal actions pending or threatened against any Obligor or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving any Obligor or any Subsidiary that is reasonably expected to result in damages or costs to Borrower of $250,000 or more, (C) promptly following receipt, copies of any material notices (including notices of default) received in connection with any Material Contract, and (D) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by independent auditors in connection with each annual or interim audit made by those auditors of the books of Borrower.

6.4  Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3(a) and (b) above, Borrower shall deliver to the Administrative Agent an Officer’s Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in Exhibit E hereto.

6.5  Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Obligor shall provide Lender with a certificate certified by a Responsible Officer setting forth the facts relating to or giving rise to such Default or Event of Default and the action which the applicable Obligor proposes to take with respect thereto.

6.6  Taxes. Each Obligor shall make, and cause each of its Subsidiaries to make, due and timely payment or deposit of all federal and other material state and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it; provided that no such Obligor need make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that the Obligor has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of such Obligor). In addition, no Obligor shall change, and shall not permit any of its Subsidiaries to change, its respective jurisdiction of residence for taxation purposes.

6.7  Use; Maintenance. Each Obligor shall keep and maintain all items of equipment and other similar types of personal property that form any material portion or portions of the Collateral in good operating condition and repair, ordinary wear and tear excepted, and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved in the ordinary course of such Obligor’s business. Each Obligor shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Collateral Agent. Each Obligor shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation except where such violation would not reasonably be expected to result in a Material Adverse Effect. With respect to items of leased equipment (to the extent Collateral Agent has any security interest in any residual Obligor’s interest in such equipment under the lease), Obligor shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

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6.8  Insurance. Each Obligor shall keep its business and the Collateral insured for risks and in amounts standard for companies in Obligor’s industry and location. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as an additional loss payee and all liability policies shall show Collateral Agent as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days notice before canceling its policy (or ten (10) days notice for non-payment of premium). At Lenders’ reasonable request, each Obligor shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall at Lenders’ option, be payable to Collateral Agent, for the benefit of Lender, or to Lender on account of the Obligations; provided that, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property so long as any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent have been granted a first priority security interest (subject to Permitted Liens). If Obligor fails to obtain insurance as required under Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or Lender may make all or part of such payment or obtain such insurance policies required in Section 6.8, and take any action under the policies Collateral Agent or Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, Obligor shall furnish to Collateral Agent certificates of insurance or other evidence satisfactory to Collateral Agent that insurance complying with all of the above requirements is in effect.

6.9  Further Assurances. At any time, and from time to time, each Obligor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or Lender to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s security interest in the Collateral.

6.10      FEOC Compliance. Each Obligor shall, and shall cause each of its Subsidiaries to, at all times comply with all applicable FEOC Laws and maintain its status as an entity that is not a Foreign Entity of Concern and is not controlled by a Foreign Entity of Concern. Each Obligor shall, and shall cause each of its Subsidiaries to, maintain policies, procedures and internal controls reasonably designed to ensure ongoing compliance with all applicable FEOC Laws, including procedures to monitor the ownership structure of each Obligor and its Subsidiaries for Foreign Entity of Concern status. Each Obligor shall promptly notify the Administrative Agent and each Lender in writing (and in any event within five (5) Business Days) upon becoming aware of (i) any Foreign Entity of Concern acquiring, directly or indirectly, more than 25% of the Equity Securities of any Obligor or any Subsidiary of any Obligor, (ii) any pending or threatened action, proceeding, inquiry or investigation by any Governmental Authority with respect to any Obligor’s or any Subsidiary’s compliance with any FEOC Laws, (iii) any material change in any FEOC Laws that could reasonably be expected to affect the Foreign Entity of Concern status of any Obligor or any Subsidiary, or (iv) any event or circumstance that could reasonably be expected to cause any Obligor or any Subsidiary to become, or to be controlled by, a Foreign Entity of Concern.

6.11      Subsidiaries. Borrower shall cause any newly formed or acquired Subsidiary to, within thirty (30) days (or such long period as Collateral Agent may agree) provide a guaranty of the Obligations and a security interest in such Subsidiary’s Collateral to secure such guaranty, in each case pursuant to joinder documentation in form and substance reasonably satisfactory to Collateral Agent.

6.12      Keeping of Books. Each Obligor shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Obligor and its Subsidiaries in accordance with GAAP.

6.13      [Reserved].

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6.14      Other Affirmative Covenants.

(a)   Disclosure; MNPI

(i)          Borrower shall timely issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and file a Current Report on Form 8-K (the “Form 8-K”) disclosing the material terms of the transactions contemplated hereby and any other MNPI provided or otherwise made available to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates, attorneys, agents or representatives on or prior to the Closing Date and including as exhibits thereto this Agreement, the form of Warrant, the Registration Rights Agreement and the other Exhibits to this Agreement and including this Agreement; provided, that the Borrower may not issue the Press Release without the Lenders’ prior written consent. The Borrower shall provide a copy of the draft Form 8-K to the Lender for review prior to release and the Borrower shall give due consideration to all reasonable comments from the Lender. The Borrower shall not issue any press release nor otherwise make any such public statement regarding the Lender or the Loan Documents without the prior written consent of the Lender, except if such disclosure is made in a manner consistent with the Press Release or Form 8-K, or is required by law, in which case the Borrower shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Lender for review prior to release and the Borrower shall give due consideration to the Lenders’ reasonable comments, provided that, except as otherwise provided in the Registration Rights Agreement, subsequent to the filing of the Form 8-K, such requirement shall not be required for any disclosures included in the Borrower’s future SEC Reports that is materially consistent with the Form 8-K. Following the execution of the Loan Documents, the Lender and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Lender’s relationship with the Borrower under the Loan Documents in a manner consistent with the Press Release or Form 8-K and including the name and corporate logo of the Borrower.

(ii)          Upon the filing of the Form 8-K, the Borrower shall have disclosed all MNPI provided or made available to any the Administrative Agent, Collateral Agent, any Lender or any of their respective Affiliates, attorneys, agents or representatives by any Obligor or any of its employees, officers, directors (or equivalent persons), attorneys, agents or representatives on or prior to the Closing Date. Notwithstanding the obligations of the Obligors hereunder to provide information, documentation and disclosure to the Administrative Agent, the Collateral Agent or any Lender hereunder or under any other Loan Document, but subject to the other provisions of this Section 6.14, each Obligor shall not, and shall cause each of its employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives to not, provide any of the Administrative Agent, Collateral Agent, any Lender or any of their respective Affiliates, attorneys, agents or representatives with any MNPI from and after the filing of the Form 8-K with the SEC without the express prior written consent of such Person. Each Obligor hereby acknowledges and agrees that, notwithstanding the provisions of this Section 6.14(a), neither the Administrative Agent, the Collateral Agent, any Lender (nor any of such Person’s Affiliates, attorneys, agents or representatives) shall have any duty of trust or confidence (including any obligation under any confidentiality or non-disclosure agreement entered into by such Person) with respect to, or any obligation to the Obligors not to trade in any securities while aware of, any MNPI (i) provided by, or on behalf of, any Obligor, any of its Affiliates or any of its officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in this Section 6.14(a) or (ii) otherwise possessed (or continued to be possessed) by the Administrative Agent, the Collateral Agent or any Lender (or any of their respective Affiliates, agents or representatives) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 6.14(a). The Obligors understand and acknowledge that the Administrative Agent, Collateral Agent, Lenders, their respective Affiliates and Persons acting on their behalf will rely on the provisions of this Section 6.14 in effecting transactions in the Securities and other securities of the Borrower and of other Persons.

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(iii)          Notwithstanding anything to the contrary herein (but subject to the last sentence of Section 6.14(a)(iv)), in the event that any Obligor believes that a required disclosure, notice or communication to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates, attorneys, agents or representatives contains MNPI, the Borrower shall, prior to the delivery of such disclosure, notice or communication, (i) so indicate to such Person, and such indication shall provide such Person the means to refuse to receive such notice or communication; and in the absence of any such indication, the Administrative Agent, the Collateral Agent, the Lenders, the other holders of the Securities and their respective Affiliates, agents and representatives shall be allowed to presume that all matters relating to such required disclosure, notice or communication do not constitute MNPI and (ii) provide such notice or communication to Outside Counsel designated by the Administrative Agent. In the event that, in compliance with the foregoing, an Obligor indicates to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates, attorneys, agents or representatives that a required disclosure, notice or other communication contains MNPI and such Person then refuses to accept such required disclosure, notice or other communication, such Obligor shall be excused from any and all obligations hereunder to provide such disclosure, notice, information or other communication to such Person (subject to the Borrower’s obligation to provide such notice or communication to Outside Counsel) and no Default or Event of Default hereunder shall be deemed to arise from the refusal of Administrative Agent, Collateral Agent or any Lender or any of their respective Affiliates, attorneys, agents or representatives to accept such disclosure, notice or communication. In the event that an Obligor either (A) fails to indicate that a notice or communication to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates, attorneys, agents or representatives contains MNPI or otherwise provides the Administrative Agent, the Collateral Agent, any Lender with MNPI without such Person’s prior written consent or (B) provides such notice or communication to any such Person notwithstanding such Person’s refusal in writing to receive such notice or communication, such Person shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise of the applicable MNPI without the prior approval by any Obligor or any of their respective officers, directors (or equivalent persons), employees, attorneys, representatives or agents, and neither the Administrative Agent, the Collateral Agent nor any Lender (nor any of their respective Affiliates, agents or representatives) shall have any liability to any Obligor, any of their respective officers, directors (or equivalent persons), employees, stockholders, attorneys, representatives or agents for any such disclosure; provided, however, that, prior to making any such disclosure, the Person proposing to make such disclosure shall provide written notice to the Borrower of its intent to do so and shall not make such disclosure if the Borrower makes public disclosure (in the form of a widely disseminated press release, a public filing with the SEC or other manner compliant with Regulation FD) of the applicable MNPI within one (1) Business Day after the delivery of such notice to the Borrower. For purposes of this Agreement, “Outside Counsel” means, in respect of the Administrative Agent, the Collateral Agent or any Lender, such Person’s outside counsel as may be designated from time to time by such Person in writing to Borrower for purposes hereof and the other Loan Documents (including, to the extent applicable, receiving notices and communications hereunder and under the other Loan Documents).

(iv)          Notwithstanding the foregoing, to the extent the Borrower reasonably and in good faith determines that it is necessary to disclose material non-public information to the Administrative Agent, the Collateral Agent or any Lender for purposes relating to any of the Loan Documents (a “Necessary Disclosure”) and any of the Administrative Agent, the Collateral Agent or any Lender shall have refused to receive such information as set forth in clause (iii) above, the Borrower shall inform counsel to such Person (which shall be Katten Muchin Rosenman LLP or such other counsel as shall have been designated in writing by such Person) of such determination without disclosing the applicable material non-public information, and the Borrower and such counsel on behalf of the applicable Person shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Person or its representatives that is mutually acceptable to such Person and the Borrower (an “Agreed Disclosure Process”). Thereafter, the Borrower shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process. Notwithstanding anything to the contrary contained in this Section 6.14, the Administrative Agent may at any time waive the Borrower’s obligation to comply with this Section 6.14 with respect to all or any portion of the information, notices or communications required to be delivered by the Borrower pursuant to this Agreement or any other Loan Document, for a specified period of time or otherwise, provided that any such waiver shall be revocable upon three (3) Business Days’ notice to Borrower unless otherwise expressly agreed in writing by the Administrative Agent.

(b)   If the Lender determines, in its reasonable judgment and upon the advice of counsel, that the Loan Documents, the Warrants or any shares in respect of such Warrants pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Borrower shall file as soon as practicable after the date on which the Borrower receives notice from the Lender of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with the foregoing.

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(c)   The Borrower shall not change its share transfer agent without the prior written consent of the Lender.

(d)   Borrower shall cause the Specified Capital Stock of Borrower to be listed or quoted for trading on a Principal Market at all times during the Reporting Period (as defined below). During the Reporting Period, the Borrower shall not, and shall cause each other Obligor not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the Specified Capital Stock on the Principal Market. The Obligors shall pay all fees, costs and expenses in connection with satisfying its obligations under this Section 6.14(d). At all times during the Reporting Period, (a) the Specified Capital Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system; (b) the Borrower shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Specified Capital Stock; (c) the transfer agent for the Specified Capital Stock is a participant in, and the Specified Capital Stock shall be eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) the Borrower shall use its reasonable best efforts to cause the Specified Capital Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Specified Capital Stock through DTC, and, in the event the Specified Capital Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Borrower shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

(e)   From the Closing Date until the first date on which no Securities remain outstanding and this Agreement is terminated (the period ending on such date, the “Reporting Period”), the Borrower shall timely file (or furnish, as applicable) all SEC Reports, and the Borrower shall not, other than in connection with a Fundamental Transaction (as defined in the Warrants) in which all of the Borrower’s Specified Capital Stock is canceled in exchange for cash, terminate the registration of the Specified Capital Stock under the 1934 Act or otherwise terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit any such termination. None of such SEC Documents nor any ATM Registration Statement or ATM Prospectus, when filed or furnished, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. All financial statements included in any such SEC Documents or included (or incorporated by reference) in any ATM Registration Statement or ATM Prospectus shall fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures). Any audit or report of the Borrower’s independent certified public accountants on any financial statements included in any such SEC Document shall contain an unqualified opinion (subject to any going concern status required by GAAP), stating that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods presented and have been prepared in conformity with GAAP applied on a basis consistent with prior years.

(f)    Borrower shall cause the ATM Agreement and the ATM Offering pursuant to the ATM Prospectus and in accordance with the ATM Agreement to remain active and in effect (including by causing an ATM Registration Statement to remain effective and available) at all times following the Closing Date and to be in compliance with the Minimum Cushion Requirement. Without limiting the foregoing, the Borrower shall at all times comply with its obligations under the ATM Agreement, including by causing the timely delivery of all comfort letters, legal opinions and negative assurance letters required thereunder and otherwise facilitating the ATM Agent’s satisfaction to its diligence requirements.

(g)   By no later than April 1, 2027, the Borrower shall file a new ATM Registration Statement that includes a prospectus and/or prospectus supplement that provides for the offer and sale of Specified Capital Stock in an ATM Offering meeting the requirements set forth in this Agreement (including without limitation Section 6.14(f) above).

6.15      Minimum Cash Covenant. The Obligors, on a consolidated basis, shall, at all times, maintain unrestricted cash and cash equivalents of at least equal to $5,000,000 in deposit accounts subject to an Account Control Agreement in favor of the Collateral Agent.

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7.     Negative Covenants. Each Obligor, until the full and complete satisfaction of the Obligations (other than unasserted contingent obligations), covenants and agrees that such Obligor shall not:

7.1  Chief Executive Office. Change its name, jurisdiction of incorporation or formation, as applicable, chief executive office, or principal place of business without thirty (30) days prior written notice to Collateral Agent.

7.2  Collateral Control. Remove any items of Collateral from such Obligor’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule except for assets in transit, in the possession of employees or out for repair, or as permitted by Section 4.4 and/ or Section 7.4.

7.3  Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lender, or Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Obligor or any Subsidiary of Obligor from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Obligor’s or any Subsidiary’s Intellectual Property, except (a) as otherwise permitted in Section 7.4 hereof, (b) as permitted in the definition of “Permitted Liens” herein, (c) customary provisions in agreements, licenses or sublicenses entered into in the ordinary course of business or not interfering in any material respect with the ordinary course of business, (d) prohibitions imposed by any agreement relating to purchase money Indebtedness permitted by Section 7.10 if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (e) prohibitions existing under applicable law.

7.4  Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business, or that, in the reasonable judgement of Borrower, is no longer economically practicable to maintain or useful; (c) Transfers permitted under subclause (m) of the definition of “Permitted Liens” with respect to Collateral; (d) consisting of an Obligor’s use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (e) leases, subleases, non-exclusive licenses and sublicenses for the use of the property of the Obligors or its Subsidiaries in the ordinary course of business; (f) the abandonment, discontinuation of maintenance, lapse or non-renewal of any patents, patent applications, trademarks, trademark applications, copyrights, or other Intellectual Property that, in the reasonable business judgment of Borrower, are no longer material to the business of the Obligors or are no longer economically practicable or commercially reasonable to maintain, (g) Transfers of Equipment up to a fair market or book value (whichever is greater) of $500,000 in the aggregate in any fiscal year so long as no Event of Default shall be continuing or would result therefrom, (h) the sale or discount, in each case without recourse, of accounts receivable past due arising in the ordinary course of business, (i) Transfers of Collateral (i) among Obligors, and (ii) by any Subsidiary to Borrower, (j) the sale or issuance of Equity Securities by an Obligor, and (k) other Transfers in an aggregate amount not to exceed $500,000 in any fiscal year so long as no Event of Default shall be continuing or would result therefrom.

7.5  Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities; (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends solely to Borrower or another Obligor, (B) Borrower may pay dividends payable solely in Borrower’s common stock, (C) any Obligor may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; (D) Borrower may make (i) redemptions, repurchases, retirements or other acquisitions of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar taxes payable by any future, present or former officer, employee, director, or member of management, including deemed repurchases in connection with the exercise of stock options, and (E) Borrower and its Subsidiaries may make Permitted Tax Distributions.

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7.6  Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person; provided that (a) any non-Obligor Subsidiary may merge into another non-Obligor Subsidiary, (b) any Subsidiary may merge into an Obligor so long as the Obligor is the surviving entity and (c) any Obligor may merge into any other Obligor.

7.7  Change in Business or Ownership. (a) Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by Obligor or such Subsidiary, as applicable, or reasonably related thereto or a reasonable extension, development or expansion thereof, or (c) suffer a Change of Control, or (c) suffer a change, whether at one time or over multiple dates, of more than one-half of the members of the board of directors of the Borrower, other than through the death or disability of such members of the board of directors or as otherwise approved by a majority of the Continuing Directors (as defined below). For purposes of this Section 7.7(b), “Continuing Directors” means (i) individuals who are members of the board of directors of the Borrower as of the date of this Agreement and (ii) any individual who becomes a member of the board of directors of the Borrower after the date of this Agreement if such individual’s election, or nomination for election by the Borrower’s stockholders, was approved by a vote of a majority of the Continuing Directors then serving on the board of directors of the Borrower (whether such approval is given by a specific vote or by approval of the proxy statement of the Borrower in which such individual is named as a nominee for director, without objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Borrower as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the board of directors of the Borrower shall be deemed to be a Continuing Director.

7.8  Transactions With Affiliates; Creation of Subsidiaries. Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except (a) (i) upon terms at least as favorable to such Obligor or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of Obligor, (ii) payment of reasonable compensation, benefits and employment incentives to officers and employees for services actually rendered in the ordinary course of business, and payment of customary directors’ fees and indemnities, and (iii) transactions among Obligors, (b) create a Subsidiary without providing at least ten (10) Business Days advance notice thereof to Administrative Agent and such Subsidiary complies with Section 6.11 or (c) transactions permitted by this Agreement.

7.9  Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money or lease obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders, except (i) payment, prepayment, redemption, purchase or defeasance of the Obligations, and (ii) prepayment or repayment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or Transfer is permitted by Section 7.4.

7.10      Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur, or permit to exist, any Indebtedness except Permitted Indebtedness.

7.11      Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

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7.12      Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect. No Obligor shall, and shall not permit any Subsidiary to, (i) permit any Foreign Entity of Concern to acquire, directly or indirectly, any ownership interest representing 25% or more of the outstanding Equity Securities (whether based on voting power or economic interest) of any Obligor or any Subsidiary, (ii) enter into any transaction, agreement, license, joint venture, partnership or other arrangement with any Foreign Entity of Concern that would reasonably be expected to cause any Obligor or any Subsidiary to be treated as a Foreign Entity of Concern under any FEOC Laws, or (iii) take any action, or fail to take any action, that would reasonably be expected to cause any Obligor or any Subsidiary to become a Foreign Entity of Concern or to fail to comply with any applicable FEOC Laws.

7.13      Maintenance of Accounts. (a) With respect to the Obligors only, maintain any deposit account or securities account with respect to which the Collateral Agent has not obtained a perfected security interest in such accounts through one or more Account Control Agreements (other than Excluded Accounts) or (b) grant or allow any other Person (other than Collateral Agent or Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lender) accomplishing perfection via control as to, any of its deposit accounts or securities accounts (other than Excluded Accounts).

7.14      Negative Pledge Regarding Intellectual Property and Equity Securities. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, (a) any Lien of any kind (other than Permitted Liens) upon any material Intellectual Property or Transfer any Intellectual Property (other than as permitted pursuant to Section 7.4), whether now owned or hereafter acquired or (b) any Lien of any kind (other than Permitted Liens described in clauses (b) or (h) in the definition thereof) on any Equity Securities owned by the Borrower or any of its Subsidiaries.

7.15      Other Negative Covenants. With respect to Borrower only, Borrower shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Borrower from entering into a Variable Rate Transaction with any Lender or any Affiliate of any Lender or from issuing Specified Capital Stock, preferred stock, warrants, convertible notes, other debt securities, or any other Borrower securities to any Lender or any Affiliate of any Lender, without Lender’s prior written consent, which consent may be granted or withheld in Lenders’ sole and absolute discretion.

7.16      Changes to Corporate Documents.

(a)   Amend, modify, supplement or otherwise revise its charter, bylaws or any other charter document (or equivalent document) so as to adversely affect any right of any Lender without the prior written consent of each Lender.

(b)   Amend, modify, supplement or otherwise modify the ATM Agreement in any manner adverse to the Lender without the prior written consent of each Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)   Elect, or permit any Subsidiary to elect, to treat any Equity Securities of any Obligor that is organized as a limited liability company, partnership or other non-corporate entity as a “security” within the meaning of, and governed by, Article 8 of the Code.

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8.     Events of Default. Any one or more of the following events shall constitute an “Event of Default” by any Obligor under this Agreement:

8.1  Failure to Pay. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date, (b) any interest payment on the applicable due date thereof and such failure continues for three (3) Business Days; or (c) any other portion of the Obligations within five (5) days after receipt of written notice from Lender that such payment is due.

8.2  Certain Covenant Defaults. If the Obligors (to the extent applicable) fail to perform any obligation arising under Sections 6.5, 6.14, and 6.15 or violates any of the covenants contained in Section 7 of this Agreement.

8.3  Other Covenant Defaults. If any Obligor (to the extent applicable) fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14), in any of the other Loan Documents and such Obligor has failed to cure such default within twenty (20) days after the earlier of (i) Borrower obtaining knowledge thereof and (ii) Borrower’s receipt of written notice thereof from Administrative Agent. During any applicable cure period, the failure to cure the default is not an Event of Default.

8.4  Collateral. If there occurs a material adverse change in the Collateral Agent’s security interest in a material portion of the Collateral except to the extent that such material adverse change (i) results from the failure of the Collateral Agent to take any action within its control, including the failure to maintain possession of certificates actually delivered to it representing securities pledged under the Loan Documents or to file Uniform Commercial Code continuation statements, but other than as a result of the breach by any Obligor of its obligations under the Loan Documents, or (iv) material adverse change may be remedied by the filing of appropriate documentation without the loss of priority.

8.5  Registration Statement; Minimum ATM Offering. At any time the Obligations are outstanding, (a) there is not an effective registration statement permitting the resale of the Specified Capital Stock that consists of shares issuable in respect of the Warrants or that may be sold pursuant to the ATM Agreement or (b) Obligors fail to comply with the Minimum Cushion Requirement.

8.6  Seizure of Assets, Etc. (a) If any material portion of an Obligor’s or any of Obligor’s Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, (b) if an Obligor or any Subsidiary of an Obligor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any portion of an Obligor’s or any Subsidiary of an Obligor’s assets with a fair market value or book value (whichever is higher) of $500,000 in the aggregate or (d) if a notice of lien, levy, or assessment is filed of record with respect to any of an Obligor’s or any Subsidiary of an Obligor’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after the Obligors receive notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower.

8.7  Service of Process. (a) The service of process upon Collateral Agent or any Lender seeking to attach by a trustee or other process any funds of Obligor on deposit or otherwise held by Collateral Agent or Lender, (b) the delivery upon Collateral Agent or Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of Obligor on deposit or otherwise held by Collateral Agent or Lender or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Obligor’s deposit accounts or accounts holding securities by any Person (other than Collateral Agent or Lender) seeking to foreclose or attach any such accounts or securities.

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8.8  Default on Indebtedness. One or more defaults shall exist and continue beyond the expiration of all applicable notice, grace and cure periods under (a) any Material Contract or (b) any agreement with any third party or parties which consists of the failure to pay any Indebtedness of an Obligor or any of its Subsidiaries at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate principal amount in excess of $500,000.

8.9  Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $500,000 (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider) shall be rendered against an Obligor or any Subsidiary of an Obligor and shall remain unsatisfied and unstayed for a period of sixty (60) days or more.

8.10      Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Collateral Agent or any Lender by an Obligor or any officer, employee, agent, or director of an Obligor.

8.11      Breach of Warrant. If Borrower shall breach any material term of any Warrant and such breach is not waived.

8.12      Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or an Obligor shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

8.13      Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of an Obligor or any Subsidiary of an Obligor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of an Obligor or any Subsidiary of an Obligor or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (630) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

8.14      Voluntary Insolvency Proceeding. If any Obligor or any of its Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of an Obligor or any Subsidiary of an Obligor or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.

8.15      Delisting/Trading Stop. The Specified Capital Stock of Borrower is delisted from the Principal Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting, and Borrower fails, within ten (10) Trading Days after the effectiveness of such delisting, to cause the Specified Capital Stock to be listed or quoted on another nationally recognized stock exchange in the United States having listing standards at least as restrictive as the Principal Market from which the Specified Capital Stock of Borrower was delisted. A SEC or judicial stop trade order or trading suspension by the Principal Market with respect to the Specified Capital Stock occurs that lasts for thirty (30) or more consecutive Trading Days.

9.     Lender’s Rights and Remedies.

9.1  Rights and Remedies. Upon the occurrence and during the continuance of any Default or Event of Default, no Lender shall have any obligation to advance money or extend credit pursuant to the Loan Documents. In addition, upon the occurrence and during the continuance of an Event of Default, Collateral Agent and Lenders shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of the Lenders, may, at its election (or shall, at the election of the Lenders), without notice of election and without demand (unless otherwise set forth below), do any one or more of the following, all of which are authorized by the Obligors:

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(a)   Acceleration of Obligations. Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) any accrued and unpaid interest, (ii) the unpaid principal balance of the Loan and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent or Lender);

(b)   Protection of Collateral. Upon one (1) day prior written notice, make such payments and do such acts as Collateral Agent or Lender considers necessary or reasonable to protect Collateral Agent’s security interest in the Collateral. Each Obligor agrees to assemble the Collateral if Collateral Agent or Lender so requires and to make the Collateral available to Collateral Agent or Lender as Collateral Agent or Lender may designate. Each Obligor authorizes Collateral Agent, Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any Obligor that owns premises, such Obligor hereby grants Collateral Agent and Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(c)   Preparation of Collateral for Sale. Upon one (1) day prior written notice, ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, Lender and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Obligors’ Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by an Obligor or in which an Obligor now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or Lenders’ exercise of its remedies hereunder. The license grated to Collateral Agent shall automatically terminate upon the waiver of all Events of Default.

(d)   Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including an Obligor’s premises) as Collateral Agent determines are commercially reasonable; and

(e)   [Reserved].

(f)    Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Obligors.

9.2  Set Off Right. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent and each Lender may set off and apply to the Obligations then due and owing any and all Indebtedness at any time owing to or for the credit or the account of any Obligor or any other assets of Obligor in Collateral Agent’s or any Lender’s possession or control.

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9.3  Effect of Sale. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, each Obligor covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Obligor, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of any Obligor in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Obligor, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Obligor, its successors or assigns.

9.4  Power of Attorney in Respect of the Collateral. Each Obligor does hereby irrevocably appoint Collateral Agent, on behalf of Lender (which appointment is coupled with an interest) the true and lawful attorney in fact of such Obligor, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and Lender’s security interests in the Collateral. Each Obligor does hereby irrevocably appoint Collateral Agent, on behalf of Lender (which appointment is coupled with an interest) on the occurrence and during the continuance of an Event of Default, the true and lawful attorney in fact of such Obligor, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent or Lender were such Obligor itself; (b) to receive payment of and to endorse the name of such Obligor to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or Lender’s possession or under Collateral Agent’s or Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of such Obligor or otherwise, which Collateral Agent or Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and Lender in and to the Collateral; (e) endorse such Obligor’s name on any checks or other forms of payment or security; (f) sign such Obligor’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under such Obligor’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or Lender determine reasonable; (i) transfer the Collateral into the name of Collateral Agent, Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent or Lender were the outright owner of the Collateral.

9.5  Lenders’ Expenses. If any Obligor fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Collateral Agent or Lender deems prudent. Any amounts paid or deposited by Collateral Agent or Lender shall constitute Lenders’ Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or Lender shall not constitute an agreement by Collateral Agent or Lender to make similar payments in the future or a waiver by Collateral Agent or Lender of any Event of Default under this Agreement. Obligors shall pay all reasonable fees and expenses, including Lenders’ Expenses, incurred by Collateral Agent or Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

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9.6  Remedies Cumulative; Independent Nature of Lender’s Rights. Collateral Agent’s and Lenders’ rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or any Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of the Obligors to the Lenders or Collateral Agent may be enforced by the Lenders or Collateral Agent against Obligor in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or any other Lender, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations.

9.7  Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or Lender, at the time of or received by Collateral Agent or any Lender after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

(a)   First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or any Lender, including Lenders’ Expenses;

(b)   Second, to the payment to each Lender of the amount then owing or unpaid on the Loan for any accrued and unpaid interest, the principal balance of the Loan, and all other Obligations with respect to the Loan (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loan, then first, to the unpaid interest thereon ratably, second, to the principal balance of the Loan ratably, and third, to the ratable payment of other amounts then payable to Lender under any of the Loan Documents); and

(c)   Third, to the payment of the surplus, if any, to Borrower, its successors and assigns or to the Person lawfully entitled to receive the same.

9.8  Reinstatement. If Collateral Agent shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement. The obligations of the Obligors (including, for the avoidance of doubt, in respect of Section 4) hereunder shall be automatically reinstated if and to the extent that for any reason any payment or satisfaction of the Obligations by or on behalf of the Obligors is rescinded or must be otherwise restored by any holder of any Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

10.  Waivers; Indemnification.

10.1      Demand; Protest. Each Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or Lender on which such Obligor may in any way be liable.

10.2      Lender’s Liability for Collateral. So long as Collateral Agent and Lenders comply with their obligations, if any, under the Code, neither Collateral Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or Lenders’ gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. Subject to the foregoing and applicable law, all risk of loss, damage or destruction of the Collateral shall be borne by such Obligor.

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10.3      Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a)   General Indemnity. Each Obligor agrees upon demand to pay or reimburse Collateral Agent and Lenders for all liabilities, obligations and out-of-pocket expenses, including Lenders’ Expenses and reasonable and documented fees and expenses of one outside counsel for Collateral Agent and Lender, taken as a whole, from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents. Each Obligor shall indemnify, reimburse and hold Collateral Agent, Lenders, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable and documented attorneys’ fees and expenses but limited to the fees and expenses of one outside counsel to the Collateral Agent and Lenders, taken as a whole), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Obligor’s property), or bodily injury to or death of any person (including any agent or employee of Obligor) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of Obligor or Obligor’s failure to comply with the terms of this Agreement or any other Loan Document. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Obligor, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, Obligor shall not indemnify any Indemnified Person for any liability incurred by such Indemnified Person (x) as a direct and sole result of such Indemnified Person’s gross negligence or willful misconduct, (y) as a result of a material breach of any obligations under any Loan Document by such Indemnified Person to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction, or (z) any dispute solely among Indemnified Persons other than any claims against an Indemnified Person in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, or a similar role hereunder. This Section 10.3(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, losses, damages, costs or expenses arising from any non-Tax Claim. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Collateral Agent’s or Lender’s written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Collateral Agent and Lenders, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). Borrower shall not settle or compromise any Claim against or involving Collateral Agent or Lenders without first obtaining Collateral Agent’s or Lenders’ written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Each Indemnitee shall use commercially reasonable efforts to give (subject to restrictions pursuant to attorney-client privilege, law, rule or regulation, or any obligation of confidentiality) such information and assistance to Borrower as Borrower may reasonably request in connection with any claim, litigation, investigation or proceeding in connection with any losses, claims, damages, liabilities and expenses, unless the Indemnitee reasonably determines there are conflicts of interest between Borrower and the Indemnitee.

(b)   Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH PARTY HERETO AGREES THAT IT SHALL NOT SEEK FROM ANY OTHER PARTY HERETO UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c)   Survival. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

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11.  Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Obligor, to Administrative Agent, to Collateral Agent or to a Lender, as the case may be, at their respective addresses set forth below:

If to an Obligor:

c/o NeoVolta, Inc.

12195 Dearborn Place

Poway, CA 92064

Attn: Jing Nealis, Chief Financial Officer

Email: jing@neovolta.com

With a copy to:

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Attn: Cavas Pavri

Email: cavas.pavri@afslaw.com

If to ROHO:

ROHO Capital Opportunity Fund LLC

312 Farmington Avenue

Farmington, CT 06032

Attention: Legal Department

Ph: [***]Email: [***]

and

ROHO Capital Opportunity Fund LLC

c/o ROTH Capital Partners, LLC

2340 Collins Ave, Suite 402

Miami Beach, FL 33139

Attn: [***]

Email: [***]

If to Collateral Agent or Horizon as Lender:	Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Ph: [***] Email: [***]

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If to Administrative Agent	Administrative Agent, together with its successors and assigns c/o Monroe Capital LLC 355 North Wacker Drive, 35th Floor Chicago, Illinois 60606 Attn: NeoVolata Platform Portfolio Manager Email: [***]

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12.  General Provisions.

12.1      Successors and Assigns.

(a)   This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by any Obligor without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to any Obligor to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder; provided that no sale, transfer, assignment or negotiation by a Lender of all or any part of, or any interest in, its rights and obligations hereunder shall be effective unless and until recorded in the Register pursuant to clause (b) below, and any purported assignment that is not so recorded shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below. Collateral Agent and Lender may disclose the Loan Documents and any other financial or other information relating to Obligor to any potential participant or assignee of any of the Loan; provided that such participant or assignee agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

(b)   Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States of America a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)   Participant Register. Each Lender that sells a participation permitted under clause (a) above shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Person that acquires such a participation (each, a “Participant”) and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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12.2      Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.3      Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.4      Entire Agreement; Construction; Amendments and Waivers.

(a)   Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among the Obligors, Administrative Agent, Collateral Agent and the Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Each Obligor acknowledges that it is not relying on any representation or agreement made by Administrative Agent, Collateral Agent, any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b)   Construction. This Agreement is the result of negotiations between and has been reviewed by each of the Obligors, Administrative Agent, Collateral Agent and each Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against an Obligor, Administrative Agent, Collateral Agent or any Lender. Each of the Obligors, Administrative Agent, Collateral Agent and the Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish any Obligor’s, Administrative Agent’s, Collateral Agent’s or Lenders’ actual intentions.

(c)   Amendments and Waivers. No discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents (excluding the Warrants, the provisions of which may be waived only in accordance with the terms thereof) shall be effective unless the same is in writing and signed by each Lender; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent or Administrative Agent under this Agreement or any other Loan Document (excluding the Warrants, the provisions of which may be waived only in accordance with the terms thereof) shall be effective unless the same is in writing and signed by Collateral Agent or Administrative Agent, as applicable. No amendment or modification of this Agreement or of any of the other Loan Documents shall be effective unless the same is in writing and signed by each Lender and the Obligors; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent or Administrative Agent under this Agreement or any other Loan Document (excluding the Warrants, the provisions of which may be waived only in accordance with the terms thereof) shall be effective unless the same is in writing and signed by Collateral Agent or Administrative Agent, as applicable, provided further that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender, (x) release all or substantially all of the Collateral (except as expressly permitted by the Loan Documents) or (y) subordinate the Liens securing the Obligations to any other Indebtedness or obligation. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Obligor in any case shall entitle Obligor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Administrative Agent, Collateral Agent, Lender and on the Obligors.

12.5      Reliance by Lender. All covenants, agreements, representations and warranties made herein by the Obligors shall be deemed to be material to and to have been relied upon by Administrative Agent, Collateral Agent and each Lender, notwithstanding any investigation by Administrative Agent, Collateral Agent or any Lender.

12.6      No Set-Offs by Obligors. All sums payable by the Obligors pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

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12.7      Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.8      Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or commitment to fund remain outstanding. The obligations of Borrower to indemnify Collateral Agent and Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or any Lender have run.

13.  Relationship of Parties. Borrower and Lenders acknowledge, understand and agree that the relationship between Borrower, on the one hand, and Administrative Agent and the Lenders, on the other, is, and at all times shall remain solely that of a borrower and lender. Neither Administrative Agent nor Lenders shall, under any circumstances, be construed to be a partner or a joint venturer of Borrower or any of its Affiliates; nor shall Administrative Agent or Lenders, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to Borrower or any of its Affiliates. Neither Collateral Agent, Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or any Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent, Administrative Agent or Lender in connection with such matters is solely for the protection of Collateral Agent, Administrative Agent and Lenders and neither Borrower nor any Affiliate is entitled to rely thereon.

14.  Confidentiality. All information (other than SEC Reports filed by Borrower with the SEC) disclosed by an Obligor to Administrative Agent, Collateral Agent or Lenders in writing or through inspection pursuant to this Agreement that is marked confidential shall be considered confidential. Administrative Agent, Collateral Agent and Lenders agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Administrative Agent, Collateral Agent and Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Neither Administrative Agent, Collateral Agent nor Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) to Administrative Agent’s, Collateral Agent’s or Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (c) to Administrative Agent’s, Collateral Agent’s or Lender’s subsidiaries and affiliates, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loan or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, Obligor, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein, (f) as required by law, regulation, subpoena or other order to be disclosed or (g) as provided in Section 6.14) and shall use such information only for purposes of evaluation of its investment in Obligor and the exercise of Administrative Agent’s, Collateral Agent’s or Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by Obligor under this Agreement, (ii) becomes known to the public through no fault of Administrative Agent, Collateral Agent or Lender, (iii) is disclosed to Administrative Agent, Collateral Agent or Lender on a non-confidential basis by a third party or (iv) is independently developed by Administrative Agent, Collateral Agent or Lender. Notwithstanding the foregoing, Administrative Agent’s, Collateral Agent’s and each Lender’s agreement of confidentiality shall not apply if Administrative Agent, Collateral Agent or Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Administrative Agent’s, Collateral Agent’s or Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and Lender’s security interest in the Collateral

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15.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF OBLIGOR, ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF the courts of the New York sitting in New York City, New York and of THE FEDERAL COURTS LOCATED IN COUNTY OF NEW YORK IN THE STATE OF NEW YORK. EACH OF OBLIGOR, ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

(b)   Obligor, Administrative Agent, Collateral Agent and each Lender hereby consent to the service of process from any venue permitted pursuant to Section 15(a) above in any suit, claim, action, litigation or other proceeding via the mailing of copies thereof by registered or certified mail postage prepaid to the address listed for notices in Section 11 of this Agreement. Obligor, Administrative Agent, Collateral Agent and each Lender hereby agree that such service effected pursuant to this Section 15(b) shall be deemed effective ten (10) days after the date of such mailing. Obligor and each Lender hereby each waive any defense it may have on the grounds of insufficient or improper service for any service of process effected in strict accordance with this Section 15(b).

16.  Agency.

16.1      Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates, and authorizes Administrative Agent to take any action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise any powers and perform any duties as are expressly delegated to it, as applicable, by the terms of this Agreement or any other Loan Document, together with all powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent will not have any duty or responsibility except those expressly set forth in this Agreement, nor will Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities are to be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent, as applicable. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, that term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. For the avoidance of doubt, Administrative Agent shall have no responsibility for, and may rely entirely on Collateral Agent with respect to, (a) the creation, perfection, or priority of any security interest in the Collateral, (b) the maintenance, valuation, protection, or disposition of the Collateral, and (c) the enforcement of any rights or remedies against the Collateral.

16.2      Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and is entitled to advice of counsel and other consultants or experts concerning all matters pertaining to those duties. Administrative Agent will not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

16.3      Exculpation. None of Administrative Agent and its directors, officers, employees, and agents (a) will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth in this Agreement as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (b) will be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Obligor or any Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document (or the creation, perfection, or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations under this Agreement or under any other Loan Documents. Administrative Agent is not and will not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books, or records of any of the Obligors and their Subsidiaries and Affiliates.

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16.4      Reliance. Administrative Agent may rely, and will be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants, and other experts selected by Administrative Agent. Administrative Agent will be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent first receives all advice or concurrence of the Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which might be incurred by Administrative Agent by reason of taking or continuing to take any such action. Administrative Agent will in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and each such request and any action taken or failure to act pursuant thereto will be binding upon each Lender.

16.5      Notice of Default. Administrative Agent will not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing that Event of Default or Default and stating that that notice is a “notice of default.” Administrative Agent shall promptly notify the Lenders of its receipt of any such notice.

16.6      Credit Decision. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Obligors, will be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligors, and made its own decision to enter into this Agreement and to extend credit to Borrower under this Agreement. Each Lender also represents to Administrative Agent that it will, independently and without reliance upon Administrative Agent and based on documents and information as it deems appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make all investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower. Except for notices, reports and other documents expressly required in this Agreement to be furnished to the Lenders by Administrative Agent, Administrative Agent will not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Borrower which may come into the possession of Administrative Agent.

16.7      Indemnification of Administrative Agent. Whether or not the transactions contemplated by this Agreement are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities, except that no Lender will be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Lenders will be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to in this Agreement, to the extent that Administrative Agent is not reimbursed for any such expenses by or on behalf of Borrower. The undertaking in this Section will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral, termination of this Agreement and the resignation or replacement of Administrative Agent.

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16.8      Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If Administrative Agent resigns under this Agreement, the Lenders shall appoint a successor Administrative Agent for the Lenders reasonably acceptable to Borrower. Upon the acceptance of its appointment as successor agent under this Agreement, that successor agent will succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” will mean that successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent will be terminated. After any retiring Administrative Agent’s resignation under this Agreement as Administrative Agent, the provisions of this Section will inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation will nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent under this Agreement until such time, if any, as the Lenders appoint a successor agent as provided for above.

16.9      Appointment and Authorization of Collateral Agent. Each Lender hereby irrevocably appoints, designates, and authorizes Collateral Agent to hold the security interests granted under Section 4 for the ratable benefit of the Lenders, and to take any action on behalf of the Lenders with respect to the Collateral as is expressly delegated to the Collateral Agent by the terms of this Agreement or any other Loan Document, together with all powers as are reasonably incidental thereto. Collateral Agent shall act at the direction of the Lenders in exercising remedies and making discretionary decisions regarding the Collateral; provided that Collateral Agent shall not be required to take any action that, in its reasonable judgment, exposes it to liability or is contrary to applicable law. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Collateral Agent will not have any duty or responsibility except those expressly set forth in this Agreement, nor will Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities are to be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent. The use of the term “agent” in this Agreement with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, but is used merely as a matter of market custom and is intended to create or reflect only a relationship between independent contracting parties.

16.10   Exculpation of Collateral Agent. None of the Collateral Agent and its directors, officers, employees, and agents (a) will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (b) will be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Obligor or any Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or for the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations under this Agreement or under any other Loan Document. Collateral Agent is not and will not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any of the Obligors and their Subsidiaries and Affiliates, except as expressly set forth herein with respect to the Collateral.

16.11   Indemnification of Collateral Agent. Whether or not the transactions contemplated by this Agreement are consummated, each Lender shall indemnify upon demand Collateral Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Collateral Agent in any way relating to or arising out of this Agreement or any other Loan Document or the Collateral, except that no Lender will be liable for any payment to any such Person of any portion of such liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Lenders will be deemed to constitute gross negligence or willful misconduct for purposes of this Section. The undertaking in this Section will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral, termination of this Agreement and the resignation or replacement of Collateral Agent.

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16.12   Successor Collateral Agent. Collateral Agent may resign as Collateral Agent upon 30 days’ notice to the Lenders and Administrative Agent. If Collateral Agent resigns under this Agreement, the Lenders shall appoint a successor Collateral Agent for the Lenders reasonably acceptable to Borrower. Upon the acceptance of its appointment as successor Collateral Agent under this Agreement, that successor Collateral Agent will succeed to all the rights, powers, and duties of the retiring Collateral Agent, and the term “Collateral Agent” will mean that successor agent, and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent will be terminated. The retiring Collateral Agent shall, at Borrower’s sole cost and expense, execute and deliver such documents and take such actions as the successor Collateral Agent may reasonably request to transfer all security interests in the Collateral to the successor Collateral Agent, including the filing of any UCC financing statement amendments or assignments. After any retiring Collateral Agent’s resignation under this Agreement as Collateral Agent, the provisions of this Section 16 will inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation will nevertheless thereupon become effective and the Lenders shall perform all of the duties of Collateral Agent under this Agreement until such time, if any, as the Lenders appoint a successor Collateral Agent as provided for above.

17.  Representations and Warranties of Lenders. Each Lender (severally and not jointly) represents and warrants to the Obligors on its own behalf only as of the date hereof:

17.1      Acquisition for Own Account. Such Lender is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act; provided, however, that by making the representations contained herein, such Lender does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act.

17.2      Accredited Investor. Such Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Securities.

17.3      Exemptions. Such Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Lender set forth herein in order to determine the availability of such exemptions. Further, such Lender understands that the Securities issued or issuable under this Agreement and the other Loan Documents are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except pursuant to an effective registration statement under the Securities Act (including a registration statement filed pursuant to the Registration Rights Agreement) or pursuant to an applicable exemption from the registration requirements under the Securities Act.

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18.  Guaranty.

18.1      Unconditional Guaranty. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the limitation set forth below, each Guarantor hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantees to each Lender and their respective successors and assigns the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The guaranty in this Section 18 (this “Guaranty”) is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all of the Guaranteed Obligations whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, federal or other applicable law relating to fraudulent conveyances, preferences or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws). Each Guarantor agrees that its obligations under this Section 18 shall be absolute and unconditional, irrespective of, and unaffected by:

(a)   the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which Borrower or any Guarantor is or may become a party;

(b)   the absence of any action to enforce this Agreement (including this Section 18) or any other Loan Document, or the waiver or consent by Lender or Collateral Agent with respect to any of the provisions hereof or thereof;

(c)   the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender or Collateral Agent in respect thereof (including the release of any such security);

(d)   the insolvency of Borrower, a Guarantor or any other Person; or

(e)   any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including the maturity of any of the Obligations (whether by acceleration or otherwise).

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever in its capacity as such (other than those expressly provided for in this Agreement or any other Loan Document), and any requirement that the Collateral Agent and Lender exhaust any right, power or remedy or proceed against the Borrower or any other Person under this Agreement or any other Loan Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

18.2      Waivers of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by Lender and of any extensions of credit to any Borrower by Lender; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled in its capacity as such and any and all other defenses (other than defense of payment) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor and Lender agrees that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 18 and such waivers, Lender would decline to enter into this Agreement.

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18.3      Reinstatement. The obligations of each Guarantor under this Section 18 shall be automatically reinstated if and to the extent that for any reason any payment or satisfaction by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

18.4      Waiver of Subrogation, Etc. Each Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations (other than any part of the Guaranteed Obligations that represents contingent obligations) and the occurrence of the Loan Commitment Termination Date under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 18.1, whether by subrogation or otherwise, against any other Obligor. After the indefeasible satisfaction in full of the Guaranteed Obligations (other than any part of the Guaranteed Obligations that represents contingent obligations) and the occurrence of the Loan Commitment Termination Date, such Guarantor shall be entitled to exercise against any other Obligor all such rights of reimbursement, subrogation, contribution, indemnification and offset, and all such other claims, to the fullest extent permitted by law.

18.5      Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9 and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9 for purposes of Section 18.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 18.1. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents whether owned by Guarantor, Borrower or any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 18. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against Borrower, any Guarantor or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower or any Guarantor shall not impair any other Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. Any and all payments by a Guarantor party hereto or under or in respect of the Guaranty granted hereunder shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If any Guarantor party hereto is required by applicable law to deduct or withhold any Taxes from such payments, then (i) the amount payable shall be increased so that after all such required deductions or withholdings are made, the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) Guarantor shall, promptly after any such payment, deliver to the Lender the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

18.6      Combined Liability. Notwithstanding the foregoing, each Guarantor shall be jointly and severally liable to the Lenders for the Guaranteed Obligations and the Lenders may enforce the entire amount of the Guaranteed Obligations against any Guarantor.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER: NEOVOLTA, INC.

By:	/s/ Jing Nealis
Name:	Jing Nealis
Title:	Chief Financial Officer

GUARANTORS: NEOVOLTA POWER, LLC

By:	/s/ Jing Nealis
Name:	Jing Nealis
Title:	Authorized Officer

NEOVOLTA ENERGY I, LLC

By:	/s/ Jing Nealis
Name:	Jing Nealis
Title:	Authorized Officer

LENDER: ROHO CAPITAL OPPORTUNITY FUND LLC

By:
Name:
Title:

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COLLATERAL AGENT AND LENDER: HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/[***]
Name:	[***]
Title:	SVP & Chief Investment Officer

ADMINISTRATIVE AGENT: MONROE CAPITAL MANAGEMENT ADVISORS, LLC

By:	/s/[***]
Name:	[***]
Title:	Authorized Signatory

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